As filed with the Securities and Exchange Commission on January 24, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland	45-3116572
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

301 Winding Road

Old Bethpage, New York 11804

(212) 750-0371

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Lesser

Chairman and Chief Executive Officer

301 Winding Road

Old Bethpage, New York 11804

(212) 750-0371

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Patrick J. Egan, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this registered “shelf,” in the future, we may, from time to time, sell any combination of the securities described herein, in one or more offerings, up to a maximum aggregate offering price of $50,000,000. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

One of the offerings registered under the registration statement of which this prospectus is a part is the offering of our Common Shares under that certain At Market Issuance Sales Agreement, dated January 24, 2025 (the “Sales Agreement”), that we entered into with A.G.P./Alliance Global Partners, as Sales Agent.

This registration statement of Power REIT contains two prospectuses:

●	a base prospectus, which covers the offering, issuance and sale by us of Common Shares, preferred stock, debt securities, warrants, and units identified above from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $50,000,000; and

●	an “at the market offering” prospectus (the “Sales Agreement Prospectus”) covering the offer, issuance and sale by us of up to a maximum aggregate offering price of up to $2,100,000 of our Common Shares that may be issued and sold from time to time under the Sales Agreement with A.G.P./Alliance Global Partners.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The Sales Agreement Prospectus immediately follows the base prospectus. The $2,100,000 of Common Shares that may be offered, issued and sold under the Sales Agreement Prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement, any portion of the $2,100,000 included in the Sales Agreement Prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus, and if no shares are sold under the Sales Agreement, the full $2,100,000, of securities may be sold in other offerings pursuant to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 24, 2025

PROSPECTUS

$50,000,000

POWER REIT

Common Shares

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time, offer and sell up to $50,000,000 of any combination of our common shares, par value $0.001 (the “Common Shares”), shares of preferred stock, par value $0.001 per share (the “preferred stock”), including our 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, Liquidation Preference $25.00 per Share (the “Series A Preferred Stock”), debt securities, warrants or units described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer Common Shares, shares of our preferred stock, or Series A Preferred Stock upon conversion of debt securities, Common Shares upon conversion of Series A Preferred Stock, or Common Shares, shares of our preferred stock, Series A Preferred Stock, or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying any of the securities being offered.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our Common Shares are listed on the NYSE American under the symbol “PW.” On January 21, 2025, the last reported sale price of our Common Shares on the NYSE American was $1.22 per share. Our Series A Preferred Stock is listed on the NYSE American under the symbol “PW PRA.” On January 21, 2025, the last reported sale price of our Series A Preferred Stock on the NYSE American was $3.80.

The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on any securities market or other exchange of the specific security covered by such prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding Common Shares held by non-affiliates is approximately $6,300,659, which is calculated based on 2,775,621 shares of our outstanding Common Shares held by non-affiliates and a price of $2.27 per share, the closing price of our Common Shares on December 5, 2024, which is the highest closing sale price of our Common Shares on the NYSE American within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any of our Common Shares pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Shares held by non-affiliates is less than $75 million.

BECAUSE WE ARE A REAL ESTATE INVESTMENT TRUST, THERE ARE RESTRICTIONS ON THE TOTAL AMOUNT OF OUR CAPITAL STOCK THAT YOU MAY OWN AND ON TRANSFERS OF OUR CAPITAL STOCK THAT MAY IMPLICATE THESE RESTRICTIONS. SEE “DESCRIPTION OF THE SECURITIES WE MAY OFFER.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus and page S-7 of the Sales Agreement Prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

i.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $50,000,000 of Common Shares, preferred stock, including shares of our Series A Preferred Stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Power REIT,” “the Company,” “we,” “us,” “our” and similar references refer to Power REIT, a Maryland real estate investment trust, and where appropriate our consolidated subsidiaries.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

ii.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Prospective purchasers of our securities should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

Power REIT (the “Registrant” or the “Trust”, and together with its consolidated subsidiaries, “we”, “us”, or “Power REIT”, unless the context requires otherwise) is a Maryland-domiciled, internally-managed real estate investment trust (a “REIT”) that owns a portfolio of real estate assets related to transportation, energy infrastructure and Controlled Environment Agriculture (“CEA”) in the United States.

We are structured as a holding company and own our assets through twenty-four direct and indirect wholly owned, special purpose subsidiaries that have been formed in order to hold real estate assets, obtain financing and generate lease revenue. As of September 30, 2024, the Trust’s assets consisted of approximately 112 miles of railroad infrastructure and related real estate which is owned by its subsidiary Pittsburgh & West Virginia Railroad (“P&WV”), approximately 447 acres of fee simple land leased to a number of utility scale solar power generating projects with an aggregate generating capacity of approximately 82 Megawatts (“MW”) and approximately 249 acres of land with approximately 2,112,000 square feet of existing or under construction CEA properties in the form of greenhouses.

In 2019, Power REIT pivoted to focus on greenhouses as a technology play in the form of real estate. Over the past five years, a significant amount of capital flowed into the CEA sector in the United States. CEA facilities generally are either indoor warehouse facilities that require lights for plant growth and heating, ventilation and air conditioning to maintain the climate or greenhouses, which benefit from free and natural sunlight and proven approaches to maintain a proper growing environment. Our investment thesis was based on greenhouses as sustainable approach to growing certain crops.

Power REIT invested in greenhouses for state-licensed cannabis and food cultivation. Unfortunately, the market for both opportunities has been challenging and the greenhouse portfolio has performed poorly with significant vacancy. Currently, the entire greenhouse portfolio is being marketed for sale but the market to sell these properties is weak. We continue to explore all options to monetize these assets. As previously disclosed in our SEC filings, the greenhouse portfolio secures a loan, which loan is currently in default. The loan is non-recourse to Power REIT, which reduces our exposure.

While we may continue to explore opportunities in the greenhouse and cannabis space, we are now exploring new opportunities. The real estate market is in a state of transition and experiencing a wave of distressed properties due to several factors, including economic downturns, shifting property demand in a post-COVID environment, rising interest rates and mortgage defaults. We believe the current environment can create significant opportunities for Power REIT. We are focused on identifying special opportunities in the form of investing in distressed situations including debt and other types of secured interests in real estate, distressed properties and real estate related companies. As part of moving Power REIT forward, we are looking to selectively raise capital.

Corporate Structure

Power REIT was formed as part of a reorganization and reverse triangular merger of P&WV that closed on December 2, 2011. P&WV survived the reorganization as a wholly-owned subsidiary of the Registrant. Currently, the Trust is structured as a holding company and owns its assets through twenty-four wholly-owned, special purpose subsidiaries that have been formed in order to hold real estate assets, obtain financing and generate lease revenue.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our Common Shares held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

1

Restrictions on Ownership and Transfer

In order to assist us in complying with the limitations on the concentration of ownership of REIT stock imposed by the Internal Revenue Code of 1986, as amended (the “Code”), among other purposes, our amended and restated Declaration of Trust (“Declaration of Trust”) provides that no person or entity, may own, directly or indirectly, more than 9.9% in economic value of the aggregate of the outstanding Common Shares of Power REIT. However, our Declaration of Trust authorizes our Board of Trustees to exempt from time to time, the ownership limits applicable to certain individuals or entities.

Our Declaration of Trust also prohibits any person from (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code at any time during the taxable year, (2) transferring shares of our capital stock if such transfer would result in our stock being beneficially or constructively owned by fewer than 100 persons, and (3) beneficially or constructively owning shares of our capital stock if such ownership would cause us otherwise to fail to qualify as a REIT.

This provision or other provisions in our governing documents or provisions that we may adopt in the future, may limit the ability of our shareholders to sell their shares at a premium over then-current market prices by discouraging a third party from seeking to obtain control of us. See “Risk Factors” and “Description of Capital Stock.”

Distribution Policy

Any distributions that we make will be at the discretion of our Board of Trustees, and there can be no assurance that dividends will be paid in any particular period or at any particular level, or sustained in future periods based on past timing of payments and payments levels. Dividends on our Series A Preferred Stock are cumulative and must be paid in full and on a current basis in order for the Trust to pay dividends on its Common Shares.

We currently do not make regular quarterly distributions to holders of our Common Shares, but may elect to do so in the future. Distributions declared by us will be authorized by our Board of Trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including the capital requirements of our trust and meeting the distribution requirements necessary to maintain our qualification as a REIT. We cannot assure that our intended distributions will be made or sustained or that our Board of Trustees will not change our distribution policy in the future. Under some circumstances, we may be required to fund distributions from working capital, liquidate assets at prices or times that we regard as unfavorable or borrow to provide funds for distributions, or we may make distributions in the form of a taxable stock dividend. However, we have no current intention to use the net proceeds from this offering to make distributions to holders of our Common Shares.

Summary Risk Factors

An investment in our securities involves significant risks. The following is a summary of the risks relating to the Trust. A more detailed description of each of the risks can be found under the sections captioned “Risk Factors” located in the documents incorporated by reference herein and in any prospectus supplement. Before purchasing any securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus, the applicable prospectus supplement, in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Risks Related to our Financial Position and Liquidity

●	We have incurred a loss for the year ended December 31, 2023 and the nine months ended September 30, 2024 and may be unable to generate sufficient revenue to cover expenses or generate net income.
●	We may need to raise additional capital or sell additional properties to fund our operations.
●	If our acquisitions or our overall business performance fail to meet expectations, we could be restricted from paying dividends to shareholders and default on our loans, which are secured by collateral in our properties and assets.
●	We have substantial debt and preferred shares outstanding with substantial liquidation preference, which could adversely affect our overall financial health and our operating flexibility.
●	We may incur significant debt, which may subject us to restrictive covenants and increased risk of loss.
●	If we are unable to comply with the covenants in our loan agreements, we might be adversely affected.
●	Secured indebtedness exposes us to the possibility of foreclosure, which could result in the loss of our investment in certain of our subsidiaries or in a property or group of properties or other assets subject to indebtedness. For example, our greenhouse portfolio is secured by a loan that is currently in default.

2

Risks Related to our Operations

●	We have a limited operating history.
●	Our tenants have limited operating histories and may be more susceptible to payment and other lease defaults.
●	Our tenants operate in a nascent industry that has experienced pricing gyrations which may impact their ability to pay rent.
●	Our tenants may be unable to operate their businesses and default on their lease payments to us.
●	Our business activities and the business activities of our cannabis tenants are currently illegal under U.S. federal law.
●	The failure to implement our business strategy could be negatively affect our operations.
●	Even if we are able to execute our business strategy, that strategy may not be successful.
●	We operate in a highly competitive market for investment opportunities.
●	The properties we have or do acquire that are acquired, “as-is” are subject to risk.
●	We will continue to need additional capital to make new investments.
●	The investment portfolio is concentrated in a relatively few number of investments, industries and lessees.
●	Our property portfolio has a high concentration of properties located in certain states.
●	If our acquisitions or our overall business performance fail to meet expectations, the amount of cash available to us to pay dividends may decrease and we could default on our secured loans.
●	Our operating results may be negatively affected by development and construction delays and cost overruns.
●	The valuation and accounting treatment of certain long-lived assets could result in future asset impairments, including to our greenhouse assets.
●	Many factors, including changes in interest rates and the negative perceptions of the cannabis sector generally, can have an adverse effect on the market value of our securities.
●	Individual taxpayers might perceive REIT securities as less desirable relative to the securities of other corporations because of the lower tax rate on certain dividends from such corporations.
●	Our securities with claims that are senior to our Common Shares may limit or prevent us from paying dividends.
●	We are dependent upon Mr. David H. Lesser for our success.
●	Our management team may have interests that conflict with the Trust’s interests.
●	Our lessee’s ability to pay us is expected to be dependent solely on the revenues of a specific project.
●	Some losses related to our real property assets may not be covered by insurance.
●	Discovery of environmentally hazardous conditions may adversely affect our operating results.
●	Legislative, regulatory, accounting or tax rules, and any changes to them could adversely affect us.
●	Changes in interest rates may negatively affect the value of our assets and securities and access to financing.
●	Our quarterly results may fluctuate.
●	We may fail to remain qualified as a REIT.
●	We could lose our status as a REIT which would subject us to U.S. federal income tax and applicable state and local taxes.
●	If we are deemed to be subject to Section 280E of the Code that could cause us to incur U.S. federal income tax and jeopardize our REIT status.
●	Legislative, regulatory or administrative changes could adversely affect us or our shareholders.
●	If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated.
●	Net leases may not result in fair market lease rates over time.
●	We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.
●	If a sale-leaseback transaction is recharacterized in a lessee’s bankruptcy proceeding, our financial condition could be adversely affected.
●	Provisions of the Maryland General Corporation Law and our Declaration of Trust and Bylaws could deter takeover attempts.
●	A resurgence of the COVID-19 pandemic, or the future outbreak of any other highly infectious or contagious diseases, could materially and adversely impact or cause disruption to our tenants and their operations, and in turn our performance, financial condition, results of operations and cash flows.

Risks Related to Our Investments Strategy

●	Certain properties in our portfolio could be considered special purpose use assets which may impact market value and the ability to lease to generate income.
●	Our investments in greenhouse properties may be difficult to sell or re-lease.
●	Our focus on non-traditional real estate asset classes will subject us to more risks than if we were broadly diversified to include other assets classes.
●	Renewable energy resources are complex, and our investments in them rely on long-term projections.
●	Infrastructure assets may be subject to the risk of fluctuations in commodity prices and supply.
●	Infrastructure investments are subject to obsolescence risks.
●	Renewable energy investments may be adversely affected by variations in weather patterns.
●	Investments in renewable energy may be dependent on equipment or manufacturers that have limited operating histories or financial or other challenges.

3

Risks Related to our Securities

●	There is a 9.9% limit on the amount of our equity securities that any one person or entity may own.
●	We cannot assure that our securities will remain listed on the NYSE American.
●	Low trading volumes in our listed securities may adversely affect holders’ ability to resell their securities.
●	Our stock price has fluctuated in the past and has recently been volatile.
●	Our ability to issue Preferred Stock could adversely affect the rights of existing security holders.
●	The issuance of additional equity securities may dilute existing equity holders.
●	Our Series A Preferred Stock is subject to interest rate risk.
●	Inflation may negatively affect the value of our equity securities.
●	Our Series A Preferred Stock has not been rated and is junior to our existing and future debt.
●	Holders of Series A Preferred Stock have limited voting rights.
●	Dividends on our Series A Preferred Stock can be suspended and not paid on a current basis.
●	The change of control conversion, delisting conversion and redemption features of our Series A Preferred Stock may make it more difficult for a party to take over our trust.
●	We may issue additional Series A Preferred Stock at a discount to liquidation value.
●	Ownership limitations may restrict change in control or business combination opportunities in which our shareholders might receive a premium for their shares.

Risks Related to Regulation

●	The U.S. federal government’s approach towards cannabis laws may be subject to change.
●	We cannot predict the impact that future regulations may have on us.
●	Our properties may be subject to environmental regulations.
●	We may be subject to regulation that impacts our real estate properties.
●	We may be subject to anti-money laundering laws and regulations in the United States.
●	Litigation, complaints, enforcement actions and governmental inquiries could have a material adverse effect on our business, financial condition and results of operations.
●	State and local regulation of cannabis may negatively impact our properties and the viability of tenant operations related thereto.
●	We and our cannabis tenant may have difficulty accessing the service of banks.

Tax Status

As a real estate investment trust, we are not subject to state or federal income taxes. However, in order to maintain our REIT status, we are required to make distributions, other than capital gain distributions, to our shareholders each year in the amount of at least 90% of our “REIT taxable income.” Dividends that are paid from earnings and profits will be treated as ordinary income and generally will not qualify as qualified dividend income. In addition to the aforementioned distribution requirement, we must meet numerous other asset and income tests and other requirements of the Code; failure to meet any of these requirements or tests may result in us losing our REIT status.

See “Material United States Federal Income Tax Considerations.”

Exchange Listing

Our Common Shares are listed on the NYSE American under the symbol “PW” and our Series A Preferred Stock is listed on the NYSE American under the symbol “PW PRA.” Any preferred shares, warrants or units that we may offer may or may not be listed, as shall be disclosed in the supplements to this prospectus relating to the offering of such securities.

General Corporate Information

Power REIT is incorporated in the State of Maryland as a real estate investment trust. Power REIT was formed in August 2011 to effect a triangular merger of the Pittsburgh & West Virginia Railroad (“Reorganization”). Pittsburgh & West Virginia Railroad was a publicly traded REIT prior to the Reorganization and was listed on the American Stock Exchange in 1967. Concurrent with the Reorganization, which was completed on December 2, 2011, Power REIT became listed on the NYSE American under the ticker symbol “PW” and Pittsburgh & West Virginia Railroad survived the Reorganization as a wholly owned, special purpose subsidiary of Power REIT with a sole purpose of owning and managing its railroad property. Power REIT is an internally managed REIT.

Our principal executive offices are located at 301 Winding Road, Old Bethpage, New York 11804 and our offices can be reached by telephone at (212) 750-0371. Our website address is http://www.pwreit.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus. We make our periodic and current reports that are filed with the Securities and Exchange Commission (the “SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus.

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The Securities We May Offer

We may offer our Common Shares, shares of our preferred stock, including shares of our Series A Preferred Stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or as units in combination with other securities, with a total value of up to $50,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount;

●	rates and times of payment of interest or dividends;

●	redemption, conversion, exercise, exchange or sinking fund terms;

●	ranking;

●	restrictive covenants;

●	voting or other rights;

●	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

●	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

●	the names of those agents, underwriters, or dealers;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

The following is a summary of the securities we may offer with this prospectus.

Common Shares

We may issue our Common Shares from time to time. Each holder of our Common Shares is entitled to one vote for each share on all matters submitted to a vote of the shareholders, including the election of directors. Subject to preferences that may be applicable to any outstanding Series A Preferred Stock, the holders of Common Shares are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of trustees out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of Series A Preferred Stock, if any, then outstanding. The holders of our Common Shares have no preemptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to our Common Shares. The rights, preferences and privileges of the holders of Common Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Series A Preferred Stock that we may designate in the future.

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Preferred Stock

Our board of trustees has the power under our charter to classify and reclassify any unissued common shares into one or more classes or series of preferred stock, set the terms of each such class or series and authorize us to issue the newly classified or reclassified shares. Each such class or series of preferred stock will have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by our board of trustees.

As of the date of this prospectus, the authorized capital stock of the Trust consists of 100,000,000 shares, classified as 98,325,000 Common Shares, and 1,675,000 shares of Series A Preferred Stock, with a total of 336,944 shares of our Series A Preferred Stock issued and outstanding.

The outstanding shares of Series A Preferred Stock are fully paid and non-assessable. Additional shares of preferred stock may be issued in one or more series from time to time by our Board of Trustees, and the Board of Trustees is expressly authorized to fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of each series. Subject to the determination of our Board of Trustees, any shares of preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of Power REIT.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws setting forth the terms of a class or series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our trust that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of Preferred Stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of Preferred Stock.

Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our Common Shares or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants

We may issue warrants for the purchase of Common Shares, Preferred Stock and/or debt securities in one or more series. We may issue warrants independently or as units in combination with Common Shares, Preferred Stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants.

We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

In this prospectus, we have summarized certain general features of the units under “Description of Units.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the specific unit agreement that contains the terms of the particular series of units we are offering, before the issuance of such units.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

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FORWARD-LOOKING STATEMENTS

Throughout this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in them, we make “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include the words “may,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect” or “anticipate” and similar words, as well as statements relating to our acquisition, development and expansion plans, objectives and expectations, our liquidity projections and similar topics. These forward-looking statements generally relate to our plans, objectives, prospects and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives, prospects and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we may not achieve them or we may modify them from time to time. Furthermore, there is no assurance that any positive trends suggested or referred to in such statements will continue. Forward-looking statements are not guarantees of future performance, and a variety of factors could cause our actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. Many of these factors are beyond our ability to control or predict, and readers are cautioned not to put undue reliance on any forward-looking statements. You should read this prospectus, the accompanying prospectus supplement and the information incorporated into them by reference thoroughly with the understanding that actual future results may be materially different from what we expect. In particular, you should read the “Risk Factors” section of this prospectus for information regarding risk factors that could affect our results.

The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting us, summarizes several factors that could cause our actual results to differ materially from those anticipated or expected in these forward-looking statements:

●	general economic conditions in markets in which we conduct business;

●	business conditions in the energy and transportation industries;

●	the regulatory environment;

●	fluctuations in interest rates;

●	exposure to state regulation of cannabis companies acting in the capacity as tenants;

●	the performance of existing investments or new investments that we may make;

●	our ability to source acquisitions at valuations favorable to us;

●	our ability to maintain our REIT status; and

●	other material items.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC. Also note that we provide cautionary discussion of risks, uncertainties and assumptions relevant to our business in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those incorporated by reference in this prospectus.

The risks and uncertainties referred to above are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected or historical results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder primarily for working capital and general corporate purposes, including making investments and share repurchases. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

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Distribution Policy

Any distributions that we make will be at the discretion of our Board of Trustees, and there can be no assurance that dividends will be paid in any particular period or at any particular level, or sustained in future periods based on past timing of payments and payments levels. Dividends on our Series A Preferred Stock are cumulative and must be paid in full and on a current basis in order for the Trust to pay dividends on its Common Shares. Beginning in the fourth fiscal quarter of 2022, the Trust ceased to declare quarterly dividend payments on its 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

We currently do not make regular quarterly distributions to holders of our Common Shares, but may elect to do so in the future. Distributions declared by us will be authorized by our Board of Trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including the capital requirements of our trust and meeting the distribution requirements necessary to maintain our qualification as a REIT. We cannot assure that our intended distributions will be made or sustained or that our Board of Trustees will not change our distribution policy in the future. Under some circumstances, we may be required to fund distributions from working capital, liquidate assets at prices or times that we regard as unfavorable or borrow to provide funds for distributions, or we may make distributions in the form of a taxable stock dividend. However, we have no current intention to use the net proceeds from this offering to make distributions nor do we intend to make distributions using shares of our common stock. We do not intend to reduce the expected distribution per share if we issue the securities contemplated in this prospectus.

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DESCRIPTION OF CAPITAL STOCK

The following description of our securities is a summary of the detailed provisions of our Declaration of Trust and By-laws governing the terms of our securities. These statements do not purport to be complete, or to give full effect to the provisions of applicable statutory and common law, and are subject to, and qualified in their entirety by reference to, the terms of our Declaration of Trust and By-Laws.

Pursuant to our Declaration of Trust, we are currently authorized to issue 98,325,000 Common Shares of beneficial interest, $0.001 par value, and 1,675,000 shares of Series A Preferred Stock, par value $25.00 per share, or such other class of shares as may be determined by the Board of Trustees. Our Board of Trustees, without any action by our shareholders, may amend our Declaration of Trust from time to time to issue securities of any type, class or series and increase or decrease the aggregate number of authorized Common Shares or other securities of any type, including without limitation any class or series of securities. Other than our Common Shares, we do not currently have any other class of stock issued and outstanding.

Pursuant to our Declaration of Trust, the Board of Trustees may authorize, without approval of any shareholder, the issuance from time to time of shares of any class or series or securities or rights convertible into shares of any class or series for such consideration (whether in cash, property, past or future services, obligation for future payment or otherwise) as the Board of Trustees may deem advisable (or without consideration in the case of a share dividend or share split).

Except as may be provided by the Board of Trustees in setting the terms of any particular securities that we may issue, no holder of shares of our stock or other securities has any preemptive right to purchase or subscribe for any additional shares of our stock or other securities.

Overview

As of January 21, 2025, the authorized capital stock of the Trust consists of 100,000,000 shares, classified as 98,325,000 Common Shares, and 1,675,000 shares of Series A Preferred Stock, with a total of 336,944 shares of our Series A Preferred Stock issued and outstanding.

Common Shares

General

As of January 21, 2025, 3,389,661 of our Common Shares were issued and outstanding. The outstanding shares are, and the Common Shares offered hereby upon delivery and payment will be, fully paid and non-assessable.

Voting Rights

Each holder of Common Shares is entitled to one vote for each share registered in such holder’s name on our books on all matters submitted to a vote of shareholders. The holders of our Common Shares do not have cumulative voting rights. As a result, the holders of Common Shares entitled to exercise more than 50% of the voting rights in an election of trustees can elect 100% of the trustees to be elected if they choose to do so. In such event, the holders of the remaining Common Shares voting for the election of trustees will not be able to elect any persons to our board of trustees. The trust’s quorum requirements for the election of trustees and for other general matters submitted to a vote of shareholders, is 33% unless otherwise specified by statute or in our Governing Documents. Our trustees are elected to serve for one-year terms and are re-elected annually at the annual shareholders’ meeting.

Dividend Rights

Holders of Common Shares are entitled to such dividends as our board of trustees may declare out of funds legally available therefore. Debt agreements or preferred stock agreements that we enter into may contain restrictions on certain payments by us, including dividends.

Liquidation Rights and Other Preferences

Subject to the prior rights of creditors and any preferred shares outstanding, the holders of the Common Shares are entitled in the event of liquidation, dissolution or winding up to share pro rata in the distribution of all remaining assets. There are no preemptive or conversion rights or redemption or sinking fund provisions in respect of the Common Shares.

Maryland Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our Declaration of Trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

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Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Shares is Broadridge Corporate Issuer Solutions, Inc.

Preferred Shares

General

As of January 21, 2025, the authorized capital stock of the Trust consists of 1,675,000 shares of Series A Preferred Stock with a total of 336,944 shares of our Series A Preferred Stock issued and outstanding.

Our board of trustees has the power under our charter to classify and reclassify any unissued Common Shares into one or more classes or series of preferred stock, set the terms of each such class or series and authorize us to issue the newly classified or reclassified shares. Each such class or series of preferred stock will have such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption as shall be determined by our board of trustees.

The outstanding shares of Series A Preferred Stock are fully paid and non-assessable. Additional shares of preferred stock may be issued in one or more series from time to time by our Board of Trustees, and the Board of Trustees is expressly authorized to fix the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of each series. Subject to the determination of our Board of Trustees, any shares of preferred stock that may be issued in the future would generally have preferences over our common stock with respect to the payment of dividends and the distribution of assets in the event of any liquidation, dissolution or winding up of Power REIT.

Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities. The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws setting forth the terms of a class or series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of trustees does not have this intention at the present time, it or a duly authorized committee could establish another class or series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our trust that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof.

Below is a description of preferred shares that we may issue under this prospectus followed by a description of our Series A Preferred Stock

Terms

Subject to the limitations prescribed by our charter, our Board of Trustees is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Our Board of Trustees may fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each class or series.

Reference is made to the applicable prospectus supplement relating to the class or series of preferred stock offered thereby for the specific terms thereof, including:

●	the designation of the class or series of preferred stock;

●	the number of shares of preferred stock of the class or series, the liquidation preference of the shares of preferred stock and the offering price of the shares of preferred stock;

●	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the class or series of preferred stock;

●	the date from which dividends on the class or series of preferred stock shall accumulate, if applicable;

●	the procedures for any auction and remarketing, if any, for the class or series of preferred stock;

●	the provision for a sinking fund, if any, for the class or series of preferred stock;

●	the provisions for redemption, if applicable, of the class or series of preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the class or series of preferred stock may or will be convertible into our common stock or other securities, including the conversion price or manner of calculation thereof;

●	the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●	whether interests in the preferred stock will be represented by depositary shares;

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●	any additional limitations on ownership and restrictions on transfer of the class or series of preferred stock;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the class or series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

●	any other specific terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred stock.

The terms of each class or series of preferred stock will be described in any prospectus supplement related to such class or series of preferred stock and will contain a discussion of any material Maryland law or material U.S. federal income tax considerations applicable to the preferred stock.

Transfer Agent and Registrar

We will name the registrar and transfer agent for the preferred stock in the applicable prospectus supplement.

Series A Preferred Stock

Ranking

The Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:

●	senior to all classes or series of our common stock and to all other equity securities ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up;

●	equal to any class or series of equity securities ranking equal to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up; and

●	junior to any class or series of equity securities ranking senior to the Series A Preferred Stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up.

The term “equity securities” does not include convertible debt securities, which would rank senior to the Series A Preferred Stock prior to conversion (and whose ranking after conversion would depend on the specific terms of the post-conversion securities). In addition, the Series A Preferred Stock ranks junior to all our current and future indebtedness and the indebtedness of our subsidiaries.

Dividends

Holders of outstanding shares of the Series A Preferred Stock are entitled to receive, out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $1.9375 per share each year, which is equivalent to the rate of 7.75% of the $25.00 liquidation preference per share of Series A Preferred Stock per annum. Dividends are payable quarterly in arrears for the preceding Dividend Period (as defined below) on the 15th day of March, June, September and December of each year or, if not a business day, the next succeeding business day, to all holders of record on the applicable record date. We refer to each such payment date as a “Dividend Payment Date,” and “Dividend Period” means, with respect to a given Dividend Payment Date, the nearest preceding period among the following: March 1 to May 31, June 1 to August 31, September 1 to November 30 and December 1 to the last day of the next following February.

Any dividend payable on Series A Preferred Stock, including any dividend payable for any partial dividend period (for example, any dividend payable in respect of shares that have been outstanding for only part of a dividend period), will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our board of trustees designates as the record date for the payment of a dividend that is not more than 30 nor fewer than 10 days prior to the Dividend Payment Date, which date we refer to as a “Dividend Payment Record Date.”

Our Board of Trustees will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:

●	the terms and conditions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

●	the terms and conditions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment would constitute a breach of, or a default under, such agreement; or

●	the law restricts or prohibits such authorization, payment or setting apart for payment.

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Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accrue whether or not:

●	any of the agreements or laws referred to above are applicable;

●	we have earnings;

●	there are funds legally available for the payment of such dividends; or

●	such dividends are declared by us.

Accrued but unpaid dividends on the Series A Preferred Stock will not bear additional interest.

We will not declare or pay or set aside for payment any dividends (other than a dividend paid in common stock or other shares ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) or declare or make any distribution of cash or other property on common stock or other shares that rank junior or equal to the Series A Preferred Stock as to dividends and upon liquidation or redeem or otherwise acquire common stock or other shares that rank junior or equal to the Series A Preferred Stock as to dividends and upon liquidation (except by conversion into or exchange for common stock or other shares ranking junior to the Series A Preferred Stock as to dividends and upon liquidation and except for the redemption of shares of our stock pursuant to the provisions of our charter relating to ownership limits and restrictions on transfer of our equity securities), unless we also have declared and either paid or set aside for payment full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods.

If we do not declare and either pay or set aside for payment full cumulative dividends on the Series A Preferred Stock and all shares that rank equal, as to dividends, to the Series A Preferred Stock, the amount that we have declared will be allocated pro rata to the holders of Series A Preferred Stock and such other shares, so that the amount declared for each share of Series A Preferred Stock and for each such other share is proportionate to the accrued and unpaid dividends on such security. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued but unpaid dividend due with respect to such securities that remains payable.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code) a portion, which we refer to as the Capital Gains Amount, of the dividends not in excess of our earnings and profits that are paid or made available for the year to the holders of all classes of shares, or the “Total Dividends”, then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Stock will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total dividends (within the meaning of the Code) paid or made available to the holders of Series A Preferred Stock for the year and the denominator of which will be the Total Dividends.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Series A Preferred Stock will be entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not declared) to, but not including, the date of payment, before any distribution or payment may be made to holders of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock, then the holders of the Series A Preferred Stock and the shares of each such other class or series of stock ranking, as to liquidation rights, equal to the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any voluntary or involuntary liquidation, dissolution or winding up at least 15 days before the payment date of such liquidating distribution. After payment to them of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets.

In determining whether any distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares of stock of the Trust or otherwise, is permitted under applicable Maryland law, amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of the Series A Preferred Stock will not be added to the Trust’s total liabilities.

Our consolidation or merger with or into any other person or entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up.

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Optional Redemption

Notwithstanding any other provision relating to redemption or repurchase of the Series A Preferred Stock, we currently may redeem any or all of the Series A Preferred Stock at any time at a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared), if our board of trustees determines that such redemption is necessary to preserve our status as a REIT for federal income tax purposes.

On and after February 28, 2019, the Series A Preferred Stock may be redeemed at our option, in whole or in part, at any time and from time to time, for cash, at a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the date of such redemption (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price), without interest, upon the giving of notice, as provided below.

If less than all of the outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed will be determined pro rata, by lot or in such other equitable manner as prescribed by our board of trustees that will not result in a violation of the ownership limits and restrictions on transfer of our stock contained in our charter. If the redemption is to be by lot, and if as a result of the redemption any holder of Series A Preferred Stock would own, or be deemed by virtue of certain attribution provisions of the Code to own, in excess of 9.9% in value or in number of shares (whichever is more restrictive) of our issued and outstanding equity securities (including the Series A Preferred Stock), then, except in certain instances, we will redeem the requisite number of shares of Series A Preferred Stock of that holder such that the holder will not own or be deemed by virtue of such attribution provisions of the Code to own, subsequent to the redemption, in excess of 9.9% in value or in number of shares (whichever is more restrictive) of our issued and outstanding equity securities.

We will mail to the record holders of Series A Preferred Stock, a notice of optional redemption no less than 30 days nor more than 60 days prior to the redemption date to the address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

●	the date fixed for redemption thereof, which we refer to as the redemption date;

●	the redemption price;

●	the total number of shares of Series A Preferred Stock to be redeemed (and, if less than all the shares held by any holder are to be redeemed, the number of shares to be redeemed from such holder);

●

the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents we require in connection with such redemption; and

●	that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

The redemption price of the shares of Series A Preferred Stock to be redeemed will then be paid to or on the order of the person whose name appears in our stock ledger as the owner of such shares.

From and after the redemption date (unless we fail to pay or set aside the redemption price):

●	all dividends on the Series A Preferred Stock designated for redemption will cease to accrue;

●	all rights of the holders of the Series A Preferred Stock designated for redemption, except the right to receive the redemption price, will cease and terminate;

●	the Series A Preferred Stock designated for redemption may not thereafter be transferred except with our consent; and

●	the Series A Preferred Stock designated for redemption will not be deemed to be outstanding for any purpose whatsoever.

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Notwithstanding the foregoing, unless full cumulative dividends on all outstanding Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the cash payment of the dividends has been set apart for payment for all past dividend periods, no shares of Series A Preferred Stock may be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. Unless full cumulative dividends on all outstanding Series A Preferred Stock have been paid or declared and a sum sufficient for the cash payment of the dividends has been set apart for payment for all past dividend periods, we will not purchase or otherwise acquire directly or indirectly any Series A Preferred Stock (except by exchange for our equity securities ranking as to dividend rights and liquidation preference junior to the Series A Preferred Stock or except pursuant to the provisions of our charter relating to ownership limits and restrictions on transfer of our stock). So long as no dividends on Series A Preferred Stock for any past dividend period are in arrears, we shall, subject to the foregoing, be entitled at any time and from time to time to repurchase Series A Preferred Stock in open-market transactions duly authorized by our board of trustees and effected in compliance with applicable laws. However, these requirements will not prevent our purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock or our redemption of Series A Preferred Stock pursuant to the provisions of our charter relating to ownership limits and restrictions on transfer of our stock. It also does not prevent our purchase or acquisition of Series A Preferred Stock in one-off transactions with either cash or our Common Shares.

All shares of the Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued Common Shares, without designation as to series or class.

Special Optional Redemption

During any period of time that both (i) the Series A Preferred Stock is not listed on the NYSE AMERICAN, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE MKT, the NYSE or NASDAQ and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is outstanding (such combination of circumstances a “Delisting Event”), we will have the option to redeem the outstanding Series A Preferred Stock, in whole and not in part, within 90 days after any such Delisting Event, for a redemption price of $25.00 per share plus all dividends accrued and unpaid (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price), upon the giving of notice, as provided below.

In addition, upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole and not in part, and within 120 days after any such Change of Control occurred, by paying $25.00 per share plus all dividends accrued and unpaid (whether or not declared) on the Series A Preferred Stock to, but not including, the date of redemption (unless the redemption date is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in the redemption price). If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right or our special optional redemption right), holders of Series A Preferred Stock will not have the conversion right described below under “—Conversion Rights.”

Notwithstanding the foregoing, we shall not have the right to redeem the Series A Preferred Stock (x) upon any Delisting Event occurring in connection with a transaction set forth in the first bullet point of the definition of Change of Control unless such Delisting Event also constitutes a Change of Control or (y) with respect to any Delisting Event or Change of Control occurring in connection with a transaction (an “Affiliate Transaction”) with, or by, any person (as defined below) who prior to such transaction is an affiliate of the Trust.

We will mail to the record holder of the Series A Preferred Stock, a notice of redemption no less than 30 days nor more than 60 days prior to the redemption date. We will send the notice to the address, as shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the total number of shares of Series A Preferred Stock to be redeemed;

●	the place or places where the shares of Series A Preferred Stock are to be surrendered for payment, together with the certificates, if any, representing such shares (duly endorsed for transfer) and any other documents we require in connection with such redemption;

●	that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right, and, as applicable, if in connection with the occurrence of a Change of Control, a brief description of the transaction or transactions constituting such Change of Control;

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●	that holders of the Series A Preferred Stock to be redeemed will not be able to tender such Series A Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on the redemption date.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock we will determine the number of outstanding shares of Series A Preferred Stock to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose that will not result in a violation of the ownership limits and restrictions on transfer of our stock contained in our charter.

If (i) we have given a notice of redemption, (ii) we have set aside sufficient funds for the redemption of the shares of Series A Preferred Stock called for redemption and (iii) irrevocable instructions have been given to pay the redemption price and all applicable accrued and unpaid dividends, then from and after the redemption date, those shares of Series A Preferred Stock will no longer be outstanding, no further dividends will accrue on them and all other rights of the holders of those shares of Series A Preferred Stock will terminate, except the right to receive the redemption price, without interest.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:

●	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our stock entitling that person to exercise more than 50% of the total voting power of all outstanding shares of our stock entitled to vote generally in the election of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

●	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE AMERICAN, the NYSE, NASDAQ or an exchange or quotation system that is a successor to the NYSE AMERICAN, the NYSE or NASDAQ.

All shares of the Series A Preferred Stock that we redeem or repurchase will be retired and restored to the status of authorized but unissued shares of common stock, without designation as to series or class.

Conversion Rights

Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we provide notice of our election to redeem such shares of Series A Preferred Stock as described under “— Optional Redemption” or “—Special Optional Redemption,” to convert all or part of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right”, as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of common stock per share of Series A Preferred Stock (the “Common Stock Conversion Consideration”) equal to the lesser of:

●	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock declared dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend to be paid on such dividend payment date will be included in this sum), by (ii) the Common Stock Price, as defined below (such quotient, the “Conversion Rate”); and

●	5, which we refer to as the “Share Cap.”

The Share Cap will be subject to pro rata adjustments for any share splits (including those effected pursuant to a common stock dividend), subdivisions or combinations (in each case, a “Share Split”) with respect to shares of our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product of (i) the Share Cap in effect immediately prior to such Share Split multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.

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In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which shares of our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, is referred to as the “Conversion Consideration”).

If the holders of shares of our Common Shares have the opportunity to elect the form of consideration to be received in connection with the Delisting Event or Change of Control, the Conversion Consideration that holders of the Series A Preferred Stock will receive will be the form of consideration elected by the holders of a plurality of the shares of Common Shares held by stockholders who participate in the election and will be subject to any limitations to which all holders of shares of common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in connection with the Delisting Event or Change of Control.

We will not issue fractional Common Shares upon the conversion of our Series A Preferred Stock. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Delisting Event or Change of Control, we will provide to holders of record of outstanding shares of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:

●	the events constituting the Delisting Event or Change of Control;

●	the date of the Delisting Event or Change of Control;

●	the last date on which the holders of shares of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the method and period for calculating the Common Stock Price;

●	the “Delisting Event Conversion Date” or “Change of Control Conversion Date,” as applicable, which will be a business day fixed by our board of trustees that is not fewer than 20 or more than 35 days following the date of the notice;

●	that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we provide notice of our election to redeem all or any portion of the shares of Series A Preferred Stock, whether pursuant to our special optional redemption right or our optional redemption right, you will not have any right to convert the shares of Series A Preferred Stock so called for redemption and such shares of Series A Preferred Stock will be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

●	the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock;

●	the name and address of the paying agent and the conversion agent; and

●	the procedures that the holders of shares of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable.

We will issue a press release for publication on or by Dow Jones & Company, Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the information stated in such a notice, and post such a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of record of Series A Preferred Stock.

To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, a holder of record of Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, representing any certificated shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a completed written conversion notice and any other documents we reasonably require in connection with such conversion, to our conversion agent. The conversion notice must state:

●	the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

●	the number of shares of Series A Preferred Stock to be converted.

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The “Common Stock Price” for any Change of Control will be (i) if the consideration to be received in the Change of Control by holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock, and (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash, the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control. The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

Holders of Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, in whole or in part, by a written notice of withdrawal delivered to our conversion agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:

●	the number of withdrawn shares of Series A Preferred Stock;

●	if certificated shares of Series A Preferred Stock have been tendered for conversion and are being withdrawn, the certificate numbers of such certificated shares of Series A Preferred Stock; and

●	the number of shares of Series A Preferred Stock, if any, which are still to be converted.

Notwithstanding the foregoing, if the Series A Preferred Stock are held in global form, the conversion notice and the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company (DTC).

Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right on the applicable Delisting Event Conversion Date or Change of Control Conversion Date, unless prior to the applicable Delisting Event Conversion Date or Change of Control Conversion Date we provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted, the holders of such shares will not have any right to convert such shares and the holders of such shares will be entitled to receive on the applicable redemption date the redemption price for such shares.

We will deliver amounts owing upon conversion no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of shares of Series A Preferred Stock into shares of common stock.

These Change of Control and Delisting Event conversion and redemption features may not adequately compensate a holder of such securities upon a Change of Control or Delisting Event and may make it more difficult for or discourage a party from taking over our trust. See the section entitled “Risk Factors” with respect to the risks of an investment in our Series A Preferred Stock included in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus. Specifically, see the following risk factor in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (as it may be amended from time to time) filed with the SEC on March 24, 2021: “Risk Factors—The change of control conversion and delisting conversion features of our Series A Preferred Stock may not adequately compensate a holder of such securities upon a Change of Control or Delisting Event (as such terms as defined in regard to our Series A Preferred Stock), and the change of control conversion, delisting conversion and redemption features of our Series A Preferred Stock may make it more difficult for a party to take over our trust or may discourage a party from taking over our trust.

Except as provided above in connection with a Delisting Event or Change of Control, the Series A Preferred Stock is not convertible into or exchangeable for any other property or securities. Notwithstanding any other provision of our Series A Preferred Stock, no holder of our Series A Preferred Stock will be entitled to convert such Series A Preferred Stock into shares of our common stock to the extent that receipt of such shares of common stock would cause such holder (or any other person) to exceed the ownership limits and restrictions on transfer of our stock contained in our charter. For further information regarding the limits on ownership and transfer restrictions applicable to our stock, see “–Ownership Limits and Restrictions on Transfer.”

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Voting Rights

Except as described below, holders of Series A Preferred Stock have no voting rights. On any matter in which the Series A Preferred Stock may vote (as expressly provided in our charter), each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote.

If dividends on the Series A Preferred Stock are not paid, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock (voting separately as a class with any other series of preferred stock ranking equal to the Series A Preferred Stock as to dividends and upon liquidation and upon which like voting rights have been conferred and are exercisable, which we refer to as “voting preferred stock”) will be entitled to vote, at any special meeting called by our secretary at the request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and any such series of voting preferred stock (unless such request is received fewer than 90 days before our next annual meeting of stockholders at which such vote shall occur) and at each annual meeting of stockholders, for the election of two additional trustees to serve on our board of trustees. The right of holders of Series A Preferred Stock to vote in the election of such trustees will terminate when all dividends accumulated on the outstanding shares of Series A Preferred Stock for all past dividend periods shall have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. Unless the number of our trustees has previously been increased pursuant to the terms of any series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees, the number of our trustees will automatically increase by two at such time as holders of Series A Preferred Stock become entitled to vote in the election of two additional trustees. Unless shares of voting preferred stock remain outstanding and entitled to vote in the election of such trustees, the term of office of such trustees will terminate, and the number of our trustees will automatically decrease by two, when all dividends accumulated for past dividend periods on the Series A Preferred Stock have been fully paid or declared and a sum sufficient for the cash payment thereof set aside for payment. If the rights of holders of Series A Preferred Stock to elect the two additional trustees terminate after the record date for the determination of holders of shares of Series A Preferred Stock entitled to vote in any election of such trustees but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date will not be entitled to vote in such election of trustees. The right of the holders of Series A Preferred Stock to elect the additional trustees will again vest if and whenever dividends are not paid for six quarterly periods, as described above. In no event will the holders of Series A Preferred Stock be entitled to nominate or elect an individual as a trustee, and no individual shall be qualified to be so nominated for election or to so serve as a trustee, if the individual’s service as a trustee would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed. In class votes with shares of other series of voting preferred stock, shares of different classes or series shall vote in proportion to the liquidation preference of the shares.

The additional trustees will be elected by a plurality of the votes cast in the election of such trustees, and each such trustee will serve until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies, or until such trustee’s term of office terminates as described above. Any trustee elected by the holders of Series A Preferred Stock and any series of voting preferred stock may be removed only by a vote of the holders of a majority of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of such trustees. At any time that the holders of Series A Preferred Stock are entitled to vote in the election of the two additional trustees, holders of Series A Preferred Stock will be entitled to vote in the election of a successor to fill any vacancy on our board of trustees that results from the removal of such a trustee.

At any time that holders of Series A Preferred Stock have the right to elect two additional trustees as described above but such trustees have not been elected, our secretary must call a special meeting for the purpose of electing the additional trustees upon the written request of the holders of record of 10% of the outstanding shares of Series A Preferred Stock and all series of voting preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class with respect to the election of such trustees, unless such a request is received less than 90 days before the date fixed for the next annual meeting of our shareholders, in which case, the additional trustees may be elected at such annual meeting.

Any amendment, alteration, repeal or other change to any provision of our charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock (whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise) that would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock must be approved by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class. In addition, the creation, issuance or increase in the authorized number of shares of any class or series of stock having a preference as to dividends or other distributions, whether upon liquidation, dissolution or otherwise, that is senior to the Series A Preferred Stock (or any equity securities convertible or exchangeable into any such shares) requires approval by the affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of Series A Preferred Stock and any other series of voting preferred stock entitled to vote together with the holders of Series A Preferred Stock on the matter, voting together as a single class.

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The following actions will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock:

●	any increase or decrease in the number of authorized shares of common stock or preferred stock of any series or the classification or reclassification of any unissued shares, or the creation or issuance of equity securities, of any class or series ranking, as to dividends or liquidation preference, equal to, or junior to, the Series A Preferred Stock; or

●	any amendment, alteration or repeal or other change to any provision of our charter, including the supplementary articles setting forth the terms of the Series A Preferred Stock, as a result of a merger, consolidation, transfer or conveyance of all or substantially all of our assets or other business combination, if the Series A Preferred Stock (or stock into which the Series A Preferred Stock has been converted in any successor person or entity to us) remain outstanding with the terms thereof unchanged in all material respects or are exchanged for stock of the successor person or entity with substantially identical rights, taking into account that, upon the occurrence of an event described in this bullet point, we may not be the surviving entity. Furthermore, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the last date prior to the first public announcement of an event described in this bullet point or the $25.00 liquidation preference per share of Series A Preferred Stock plus accrued and unpaid dividends (whether or not declared) to, but not including, the date of such event, pursuant to the occurrence of any of the events described in this bullet point (other than an Affiliate Transaction), then such holders will not have any voting rights with respect to the events described in this bullet point.

The voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, we have redeemed or called for redemption upon proper procedures all outstanding shares of Series A Preferred Stock.

No Maturity, No Sinking Fund

The Series A Preferred Stock has no stated maturity date and will not be subject to any sinking fund.

Ownership Limits and Restrictions on Transfer

In order to allow us to maintain our qualification as a REIT for federal income tax purposes, ownership and transfer by any person of our outstanding equity securities is restricted in our charter. All certificates representing shares of Series A Preferred Stock will include a legend regarding such restrictions.

To qualify as a REIT under the Code, we must satisfy a number of statutory requirements as outlined in this prospectus supplement and the accompanying prospectus, including a requirement that no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined by the Code to include certain entities) during the last half of a taxable year. Our capital stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

Under our charter, the trustees may redeem shares or restrict transfers of shares when the trustees, in good faith, believe that such redemption or restriction is necessary to prevent disqualification of REIT status. Additionally, our charter prohibits any transfer of shares of our stock or any other change in our capital structure that would result in:

●	any person directly or indirectly acquiring beneficial or constructive ownership of more than 9.9% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our stock;

●	outstanding shares of our stock being beneficially owned by fewer than 100 persons;

●	us being “closely held” within the meaning of Section 856 of the Code; or

●	us otherwise failing to qualify as a REIT under the Code.

Our charter requires that any person who acquires or attempts to acquire shares of our stock, in violation of these restrictions, which we refer to as the ownership limits, give at least 15 days’ prior written notice to us. If any person attempts to effect a transfer of shares of our stock, or attempts to cause any other event to occur, that would result in a violation of the ownership limits, then:

●	(i) that number of shares the beneficial ownership or constructive ownership of which otherwise would cause such person to violate the ownership limits shall be automatically transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in our charter, effective as of the close of business on the business day prior to the date of such transfer, and such person shall acquire no rights in such shares; or (ii) if the transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of the ownership limits, then the transfer of that number of shares that otherwise would cause a violation of the ownership limits shall be void ab initio, and the intended transferee shall acquire no rights in such shares.

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●	our board of trustees may take any action it deems advisable to refuse to give effect to, or to prevent, any such attempted transfer or other event, including, without limitation, causing us to redeem the shares, refusing to give effect to such transfer on our books or instituting proceedings to enjoin such transfer or other event; provided however, than any transfer or attempted transfer in violation of the ownership limits shall automatically result in the transfer to the Charitable Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the board of trustees or a committee thereof.

Shares held by the Charitable Trustee shall be issued and outstanding shares of ours. The violating transferee shall have no rights in the shares held by the Charitable Trustee. The violating transferee shall not benefit economically from ownership of any shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Charitable Trust. The violating transferee shall have no claim, cause of action, or any other recourse whatsoever against the purported transferor of such shares.

Every holder of more than 2% of the number or value of outstanding shares of our Series A Preferred Stock must give written notice to us stating the name and address of such owner, the number of shares of stock beneficially or constructively owned and a description of the manner in which the shares are owned. Our board of trustees may, in its sole and absolute discretion, exempt certain persons from the ownership limitations contained in our charter if ownership of shares of capital stock by such persons would not disqualify us as a REIT under the Code.

Further Issuances

We may create and issue additional shares of Series A Preferred Stock ranking equally with the Series A Preferred Stock offered by this prospectus supplement in all respects, so that such additional shares of Series A Preferred Stock will form a single series with the Series A Preferred Stock offered under this prospectus supplement and will have the same terms.

Conversion

The Series A Preferred Stock will not be convertible into or exchangeable for any other property or securities, except as provided under “—Conversion Rights.”

Information Rights

During any period in which we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail or other permissible means under the Exchange Act to all holders of Series A Preferred Stock as their names and addresses appear in our record books and without cost to such holders, copies of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) within 15 business days after the respective dates by which we would have been required to file such reports with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act and (ii) within 15 business days following written request, supply copies of such reports to any prospective holder of the Series A Preferred Stock.

Listing

Our Series A Preferred Stock is traded on the NYSE American under the ticker “PW PRA.” See “Risk Factors” with respect to the risks of an investment in our Series A Preferred Stock included in any applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

Registrar, Transfer Agent and Disbursing Agent

The registrar, transfer agent and disbursing agent for dividends and other distributions in respect of our Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectus related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture will not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

●	the title of the series of debt securities;

●	any limit upon the aggregate principal amount that may be issued;

●	the maturity date or dates;

●	the form of the debt securities of the series;

●	the applicability of any guarantees;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

●	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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●	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

●	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

●	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

●	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

●	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

●	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

●	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

●	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

●	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

●	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

●	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

●	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

●	any restrictions on transfer, sale or assignment of the debt securities of the series; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Shares or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our Common Shares or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

●	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

●	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

●	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

●	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

●	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

●	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

●	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of any debt securities of any series;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	provide for payment;

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;
●	pay principal of and premium and interest on any debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating such securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Common Shares, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with Common Shares, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed or will file forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Common Shares or preferred stock, the number of Common Shares or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase Common Shares or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any; or

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent in connection with the exercise of the warrant.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement and related free writing prospectus, summarizes the material terms and provisions of the units that we may offer under this prospectus. We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of any unit agent in the applicable prospectus supplement relating to a particular series of units. The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the particular series of units we are offering, and any supplemental agreements, before the issuance of such units.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

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●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at the market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of the underwriters, dealers, agents or other purchasers, if any;

●	the purchase price of the securities or other consideration therefor, and the proceeds we will receive from the sale;

●	any option to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;

●	any agency fees or underwriting discounts to be allowed or paid to the agent or underwriters and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than Common Shares or Series A Preferred Stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters, dealers or agents that are qualified market makers on the NYSE American may engage in passive market making transactions in our Common Shares on the NYSE American in accordance Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The anticipated date of delivery offered securities will be set forth in the applicable prospectus supplement relating to each offer.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Tax Considerations

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the securities in this offering as applied to U.S. holders (as defined below) that hold such shares as a capital asset for federal income tax purposes. Neuberger Quinn Gielen Rubin & Gibber P.A. has acted as our counsel, has reviewed this summary, and is of the opinion that the summary of the material U.S. Federal income tax considerations contained herein is a fair and accurate summary of the U.S. federal income tax considerations that are likely to be material to a holder of securities acquired pursuant to this offering. This summary is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non- U.S. tax laws are not discussed. Furthermore, this summary is for informational purposes only and is not intended as tax advice. We therefore recommend that each holder of our securities consult its own tax advisor with respect to the particular tax consequences of this offering.

This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (“IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our Common Shares or preferred stock.

This summary does not address all aspects of federal income taxation that may be important or consequential to various holders responsive to specific facts or circumstances or to holders who may be subject to special tax rules, including, without limitation, the following, all of whom may be subject to tax rules that differ significantly from those summarized in this discussion:

●	U.S. expatriates and former citizens or long-term residents of the United States;
●	persons holding our Common Shares or preferred stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
●	banks, insurance companies, and other financial institutions;
●	brokers, dealers or traders in securities;
●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
●	tax-exempt organizations or governmental organizations;
●	persons deemed to sell our Common Shares or preferred stock under the constructive sale provisions of the Code;
●	persons for whom our capital stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;
●	persons who hold or receive our Common Shares or preferred stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
●	tax-qualified retirement plans.

We have not sought, and we will not seek, any rulings from the IRS regarding the federal income tax consequences of this offering or the related share issuances.

For purposes of this summary, a “U.S. holder” is a holder that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;
●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

THE FOLLOWING IS A DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE RECEIPT OF SECURITIES IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE SECURITIES. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF UNITS IN THIS OFFERING AND OF THE EXERCISE, SALE OR OTHER DISPOSITION AND EXPIRATION OF THOSE UNITS, INCLUDING THE APPLICABILITY AND EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

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Tax Considerations of our status as a Real Estate Investment Trust

The following is a summary of the material U.S. federal income tax considerations associated with our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, ownership and disposition of our Common Shares and of our preferred stock, including our Series A Preferred Stock. Supplemental U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the other securities offered by this prospectus may be provided in the additional prospectus or prospectus supplement that relates to those securities. For purposes of this summary, references to “the company,” “we,” “our” and “us” mean only Power REIT and do not include any of its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code of 1986 (the “Code”), Department of Treasury (“Treasury”) regulations promulgated under the Code (the “Treasury Regulations”), and reported judicial and administrative rulings and decisions in effect as of the date of this prospectus, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this summary.

This summary does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this summary does not purport to address the U.S. federal income or other tax considerations applicable to holders of shares of our capital stock that are subject to special treatment under U.S. federal income tax law, including, for example:

●	financial institutions;

●	partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

●	insurance companies;

●	pension plans or other tax-exempt organizations, except to the extent summarized below;

●	“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

●	dealers in securities or currencies;

●	traders in securities that elect to use a mark to market method of accounting;

●	persons that hold their shares as part of a straddle, hedge, constructive sale or conversion transaction;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	regulated investment companies;

●	REITs;

●	certain U.S. expatriates;

●	persons whose “functional currency” is not the U.S. dollar; and

●	persons who acquired shares of our capital stock through the exercise of an employee stock option or otherwise as compensation.

No ruling on the U.S. federal, state, or local tax considerations relevant to our operation or to the purchase, ownership or disposition of shares of our capital stock, has been requested from the Internal Revenue Service (the “IRS”) or other tax authority. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary does not discuss the impact that U.S. state and local taxes and taxes imposed by non-U.S. jurisdictions could have on the matters summarized in this summary. In addition, this summary assumes that shareholders hold shares of our capital stock as a capital asset, which generally means as property held for investment.

Prospective investors are urged to consult their tax advisors to determine the U.S. federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of shares of our capital stock, the tax treatment of a REIT and the effect of potential changes in the applicable tax laws.

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We have elected to be taxed as a REIT under the applicable provisions of the Code and the Treasury Regulations, commencing with our taxable year ended on December 31, 2011. We intend to continue operating as a REIT so long as our Board determines that REIT qualification remains in our best interest. However, we cannot assure you that we will meet the applicable requirements under U.S. federal income tax laws, which are highly technical and complex.

In brief, a corporation that complies with the provisions in Code Sections 856 through 860 and qualifies as a REIT generally is not taxed on its net taxable income to the extent such income is currently distributed to shareholders, thereby completely or substantially eliminating the “double taxation” that a corporation and its shareholders generally bear together. However, as summarized in greater detail below, a corporation could be subject to U.S. federal income tax in some circumstances even if it qualifies as a REIT and would likely suffer adverse consequences, including reduced cash available for distribution to its shareholders, if it failed to qualify as a REIT.

Neuberger Quinn Gielen Rubin & Gibber P.A. has acted as our tax counsel in connection with this registration statement. Neuberger Quinn Gielen Rubin & Gibber P.A. is of the opinion that commencing with our taxable year ended on December 31, 2011, we have been organized in conformity with the requirements for qualification as a REIT under the Code, and our actual method of operation through the date hereof has enabled us to meet and, assuming that our election to be treated as a REIT is not either revoked or intentionally terminated, our proposed method of operation will enable us to continue to meet, the requirements for qualification and taxation as a REIT under the Code This opinion is based and conditioned, in part, on various assumptions and representations as to factual matters and covenants made to Neuberger Quinn Gielen Rubin & Gibber P.A. by us and based upon certain terms and conditions set forth in the opinion. Our qualification as a REIT depends upon our ability to meet, through operation of the properties we own and our investment in other assets, the applicable requirements under U.S. federal income tax laws, which are discussed below. Neuberger Quinn Gielen Rubin & Gibber P.A. has not reviewed these operating results for compliance with the applicable requirements under U.S. federal income tax laws. Therefore, we cannot assure you that our actual operating results allow us to satisfy the applicable requirements to qualify as a REIT under U.S. federal income tax laws in any taxable year. Further, the anticipated U.S. federal income tax treatment summarized below may change, perhaps retroactively, by legislative, administrative, or judicial action. Neuberger Quinn Gielen Rubin & Gibber P.A. has no obligation to update its opinion subsequent to the date of the opinion.

General

The term “REIT taxable income” means the taxable income as computed for a corporation that is not a REIT:

●	without the deductions allowed by Code Sections 241 through 247, and 249 (relating generally to the deduction for dividends received);
●	excluding amounts equal to the net income from foreclosure property and the net income derived from prohibited transactions;
●

deducting amounts equal to: the net loss from foreclosure property, the net loss derived from prohibited transactions, the tax imposed by Code Section 857(b)(5) upon a failure to meet the 95% or the 75% Gross Income Tests (as defined below), the tax imposed by Code Section 856(c)(7)(C) upon a failure to meet the Asset Tests (as defined below), the tax imposed by Code Section 856(g)(5) for otherwise avoiding REIT disqualification, and the tax imposed by Code Section 857(b)(7) on redetermined rents, redetermined deductions and excess interest;

●

deducting the amount of dividends paid under Code Section 561, computed without regard to the amount of the net income from foreclosure property (which is excluded from REIT taxable income); and without regard to any change of annual accounting period pursuant to Code Section 443(b).

In any year in which we qualify as a REIT and have a valid election in place, we will claim deductions for the dividends we pay to the shareholders, and therefore will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to our shareholders.

Although we can eliminate or substantially reduce our U.S. federal income tax liability by maintaining our REIT qualification and paying sufficient dividends, we will be subject to U.S. federal tax in the following circumstances:

●	We will be taxed at normal corporate rates on any undistributed REIT taxable income or net capital gain.
●	If we fail to satisfy either the 95% Gross Income Test or the 75% Gross Income Test (each of which is described below), but our failure is due to reasonable cause and not willful neglect, and we therefore maintain our REIT qualification, we will be subject to a tax equal to the product of (a) the amount by which we failed the 75% or 95% Gross Income Test (whichever amount is greater) multiplied by (b) a fraction intended to reflect our profitability.
●	We will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year, we must distribute the sum of (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed under this formula and the amount actually distributed and would not be deductible by us.

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●	If we have net income from prohibited transactions such income would be subject to a 100% tax. See “ REIT Qualification Requirements — Prohibited Transactions.”
●	We will be subject to U.S. federal income tax at the corporate rate on any non-qualifying income from foreclosure property. We will not own any foreclosure property unless we make loans or accept purchase money notes secured by interests in real property and foreclose on the property following a default on the loan, or foreclose on property pursuant to a default on a lease.
●	If we fail to satisfy any of the REIT Asset Tests (summarized below), other than a failure of the 5% or 10% REIT assets tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the amount determined by multiplying the corporate tax rate (currently 21%) by the net income generated by the non-qualifying assets during the period in which we failed to satisfy the Asset Tests.
●	If we fail to satisfy any other provision of the Code that would result in our failure to continue to qualify as a REIT (other than a requirement of the Gross Income Tests or the Asset Tests) and that violation is due to reasonable cause, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.
●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders. Such penalties generally would not be deductible by us.
●	If we acquire any asset from a corporation that is subject to full corporate-level U.S. federal income tax in a transaction in which our basis in the asset is determined by reference to the transferor corporation’s basis in the asset, and we recognize gain on the disposition of such an asset during the five-year period beginning on the date we acquired such asset, then the excess of the fair market value as of the beginning of the applicable recognition period over our adjusted basis in such asset at the beginning of such recognition period will be subject to U.S. federal income tax at the corporate U.S. federal income tax rate. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.
●	A 100% tax may be imposed on transactions between us and a taxable REIT subsidiary (a “TRS”) that do not reflect arm’s-length terms.
●	The earnings of our subsidiaries that are C corporations, other than a subsidiary that is a qualified REIT subsidiary (a “QRS”), including any subsidiary we may elect to treat as a TRS, will generally be subject to U.S. federal corporate income tax.
●	We may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include his, her or its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the shareholder) in his, her or its income as long-term capital gain, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for his, her or its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our shares. Shareholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gain in accordance with Treasury Regulations to be promulgated.

In addition, notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including state and local and foreign income, property, payroll and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REIT Qualification Requirements

Organizational Requirements

The Code defines a REIT as a corporation, trust or association:

●	that is managed by one or more trustees;
●	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
●	that would be taxable as a domestic corporation but for its qualification as a REIT;
●	that is neither a financial institution nor an insurance company;
●	that meets the gross income, asset and annual distribution requirements;
●	the beneficial ownership of which is held by 100 or more persons on at least 335 days in each full taxable year, proportionately adjusted for a short taxable year;
●

generally in which, at any time during the last half of each taxable year, no more than 50% in value of the outstanding shares are owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include specified entities);

●	that makes an election to be taxable as a REIT for the current taxable year, or has made this election for a previous taxable year, which election has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to maintain qualification as a REIT; and
●	that uses a calendar year for U.S. federal income tax purposes

Organizational requirements (1) through (5) must be met during each taxable year for which REIT qualification is sought, while requirements (6) and (7) do not have to be met until after the first taxable year for which a REIT election is made. We have adopted December 31 as our year end, thereby satisfying requirement (9).

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Ownership of Interests in Partnerships, Limited Liability Companies and QRSs

A REIT that is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be, based on its interest in partnership capital, subject to the special rules relating to the 10% asset test described below, and will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership or limited liability company retain the same character in the hands of the REIT. Thus, our pro rata share of the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we own an interest, is treated as our assets and items of income for purposes of the Asset Tests and Gross Income Tests (each as defined below).

We expect to control our subsidiary partnerships, and limited liability companies and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a Gross Income Test or Asset Test (each as defined below), and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.

We may from time to time own certain assets through subsidiaries that we intend to be treated as QRSs. A corporation will qualify as our QRS if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a TRS, as described below. A QRS is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a QRS are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for purposes of the Asset Tests and Gross Income Tests (each as defined below). A QRS is not subject to U.S. federal income tax, but may be subject to state or local tax, and our ownership of the stock of a QRS will not violate the restrictions on ownership of securities, as described below under “Asset Tests.”

We may from time to time own certain assets through entities that we wholly own and that are disregarded as separate from us. If a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another one of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the Asset Tests and Gross Income Tests, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “— Asset Tests” and “— Gross Income Tests.”

Ownership of Interests in TRSs

We currently do not currently own an interest in a TRS but may acquire securities in one or more TRSs in the future. A TRS is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, that other corporation also will be treated as a TRS. Other than some activities relating to lodging and health care facilities, a TRS generally may engage in any business, including investing in assets and engaging in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset tests described below. However, no more than 20% of the gross value of a REIT’s assets may be comprised of securities of one or more TRSs. See “— Asset Tests.”

Share Ownership Requirements

The shares that we issue must be held by a minimum of 100 persons (determined without attribution to the owners of any entity owning our capital stock) for at least 335 days in each full taxable year, proportionately adjusted for partial taxable years. In addition, we cannot be “closely-held,” which means that at all times during the second half of each taxable year, no more than 50% in value of our capital stock may be owned, directly or indirectly, by five or fewer individuals (determined by applying certain attribution rules under the Code to the owners of any entity owning our capital stock) as specifically defined for this purpose.

Our charter contains certain provisions intended, among other purposes, to enable us to meet requirements (6) and (7) above. First, subject to certain exceptions, our charter provides that no person may beneficially or constructively own (applying certain attribution rules under the Code) more than 9.9% in value of the aggregate of our outstanding shares of capital stock and not more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our shares of capital stock without the approval of our Board. See the section entitled “Description of Capital Stock — Restrictions on Transfer and Ownership of Stock” in this prospectus. Additionally, our charter contains provisions requiring each holder of shares of our capital stock to disclose, upon demand, constructive or beneficial ownership of shares as deemed necessary to comply with the requirements of the Code. Furthermore, shareholders failing or refusing to comply with our disclosure request will be required, under Treasury Regulations, to submit a statement of such information to the IRS at the time of filing their annual income tax returns for the year in which the request was made.

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Asset Tests

At the close of each calendar quarter of the taxable year, we must satisfy a number of tests, summarized below, based on the composition of our assets (the “Asset Tests”). After initially meeting the Asset Tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the Asset Tests at the end of a later quarter solely due to changes in value of our assets. In addition, if the failure to satisfy the Asset Tests results from an acquisition during a quarter, the failure generally can be cured by disposing of non-qualifying assets within 30 days after the close of that quarter. We will continue to maintain adequate records of the value of our assets to ensure compliance with these tests and will act within 30 days after the close of any quarter as may be required to cure any noncompliance.

75% Asset Test. At least 75% of the value of our assets must be represented by “real estate assets,” cash, cash items (including receivables) and government securities, which we refer to as the 75% Asset Test. Real estate assets include (1) real property (including interests in real property and interests in mortgages on real property or on interests in real property), (2) shares in other qualifying REITs, (3) debt instruments issued by publicly offered REITs and (4) any property (not otherwise a real estate asset) attributable to the temporary investment of  “new capital” in stock or a debt instrument, but only for the one-year period beginning on the date we received the new capital. Property will qualify as being attributable to the temporary investment of new capital if the money used to purchase the stock or debt instrument is received by us in exchange for our capital stock or in a public offering of debt obligations that have a maturity of at least five years. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below under “— Additional Asset Tests.”

We are currently invested in the real properties described in our filings with the SEC. In addition, we have invested and intend to invest funds not used to acquire properties in cash sources, “new capital” investments or other liquid investments which allow us to continue to qualify under the 75% Asset Test. Therefore, our investment in real properties should constitute “real estate assets” and should allow us to meet the 75% Asset Test.

Additional Asset Tests. Our assets that do not qualify for the 75% Asset Test are subject to the following additional asset tests. Not more than 25% of the value of those assets may consist of securities, other than securities that qualify for the 75% Asset Test. Not more than 20% (25% for taxable years beginning prior to January 1, 2018) of the value of those assets may consist of securities of one or more TRSs. Not more than 25% of the value of those assets may be invested in publicly offered REIT debt instruments that do not otherwise qualify as real estate assets under the 75% Asset Test (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property). In addition, if we invest in any securities that do not otherwise qualify under the 75% Asset Test, other than equity investments in QRSs and TRSs, those securities may not exceed (i) 5% of the value of our assets as to any one issuer and (ii) 10% of the outstanding securities by vote and value of any one issuer. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, such as any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, a partnership interest held by a REIT is not considered a “security” for purposes of the 10% value test; instead, the REIT is treated as owning directly its proportionate share of the partnership’s assets, which is based on the REIT’s proportionate interest in any securities issued by the partnership (disregarding for this purpose the general rule that a partnership interest is not a security), but excluding certain securities described in the Code.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand or on a specified date a sum certain in money if  (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer that is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer that (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

We may make real estate related debt investments if the underlying real estate meets our criteria for direct investment. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% Asset Test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Certain mezzanine loans we make or acquire may qualify for the safe harbor in Revenue Procedure 2003-65, 2003-2 C.B. 336, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% Asset Test and the 10% vote or value test. We may hold some mezzanine loans that do not qualify for that safe harbor. Furthermore, we may acquire distressed debt investments that require subsequent modification by agreement with the borrower. If the outstanding principal balance of a mortgage loan exceeds the fair market value of the real property securing the loan at the time we commit to acquire the loan, or agree to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then a portion of that loan may not be a qualifying real estate asset. Under current law, it is unclear how to determine the portion of such loan that would be treated as a qualifying real estate asset. However, IRS guidance provides that the IRS will not challenge a REIT’s treatment of a loan as being, in part, a real estate asset if the REIT treats the loan as being a real estate asset in an amount that is equal to the lesser of  (i) the fair market value of the real property securing the loan, as of the date the REIT committed to acquire or modify the loan, and (ii) the fair market value of the loan. Nevertheless, the application of this guidance is uncertain, particularly with respect to the proper treatment under the Asset Tests of mortgage loans acquired at a discount that later increase in value. Accordingly, no assurance can be given that the IRS would not challenge our treatment of such assets. Moreover, although we intend to make these investments in a manner so as not to fail the asset tests described above, no assurance can be given that any such investments would not disqualify us as a REIT.

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We believe that our holdings of real estate assets and other securities comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets, and we do not expect to obtain independent appraisals to support our conclusions as to the total value of our assets or the value of any particular security or other asset. Moreover, values of some assets, including our interests in TRSs, may not be susceptible to a precise determination and are subject to change in the future. Although we are and will continue to be prudent in making these estimates, there can be no assurance that the IRS will agree with these determinations and may assert that a different value is applicable, in which case we might not satisfy the Asset Tests, and we could fail to qualify as a REIT.

A REIT is able to cure certain asset test violations. As noted above, a REIT cannot own securities of any one issuer (other than those qualifying under the 75% Asset Test or securities of one or more QRS or TRS) representing more than 5% of the total value of the REIT’s assets or more than 10% of the outstanding securities, by vote or value, of any one issuer. However, a REIT would not lose its REIT qualification for failing to satisfy these 5% or 10% asset tests in a quarter if the failure is due to the ownership of assets the total value of which does not exceed the lesser of  (1) 1% of the total value of the REIT’s assets at the end of the quarter for which the measurement is done, and (2) $10 million; provided, that in either case the REIT either disposes of the assets within six months after the last day of the quarter in which the REIT identifies the failure (or such other time period prescribed by the Treasury), or otherwise meets the requirements of those rules by the end of that period.

If a REIT fails to meet any of the asset test requirements for a quarter and the failure exceeds the de minimis threshold described above, then the REIT still would be deemed to have satisfied the requirements if  (1) following the REIT’s identification of the failure, the REIT files a schedule with a description of each asset that caused the failure, in accordance with Treasury Regulations; (2) the failure was due to reasonable cause and not to willful neglect; (3) the REIT disposes of the assets within six months after the last day of the quarter in which the identification occurred or such other time period as is prescribed by the Treasury (or the requirements of the rules are otherwise met within that period); and (4) the REIT pays a tax on the failure equal to the greater of  (a) $50,000, or (b) an amount determined (under Treasury Regulations) by multiplying (I) the highest rate of tax for corporations under Code Section 11, by (II) the net income generated by the assets that caused the failure for the period beginning on the first date of the failure and ending on the date the REIT has disposed of the assets (or otherwise satisfies the requirements).

Gross Income Tests

For each calendar year, we must satisfy two separate tests based on the composition of our gross income, as defined under our method of accounting (the “Gross Income Tests.”)

75% Gross Income Test. At least 75% of our gross income for the taxable year (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) must result from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) income from other specified investments relating to real property or mortgages thereon (which does not include gains from the sale of a non-qualified publicly offered REIT debt instrument), and (6) for a limited time, temporary investment income (as described under the 75% Asset Test above). We refer to this requirement as the 75% Gross Income Test. We intend to invest funds not otherwise invested in real properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 75% Gross Income Test.

95% Gross Income Test. At least 95% of our gross income (excluding gross income from prohibited transactions and certain hedging and foreign currency transactions) for the taxable year must be derived from (1) sources that satisfy the 75% Gross Income Test, (2) dividends, (3) interest, or (4) gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business. We refer to this requirement as the 95% Gross Income Test. It is important to note that dividends and interest on obligations not collateralized by an interest in real property qualify under the 95% Gross Income Test, but not under the 75% Gross Income Test. We intend to invest funds not otherwise invested in properties in cash sources or other liquid investments, which will allow us to realize income that satisfies the 95% Gross Income Test.

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Rents from Real Property. Income attributable to a lease of real property generally will qualify as “rents from real property” under the 75% Gross Income Test and the 95% Gross Income Test if such lease is respected as a true lease for U.S. federal income tax purposes and subject to the rules summarized below.

Rent from a particular tenant will not qualify if we, or an owner of 10% or more of our capital stock, directly or indirectly, owns 10% or more of the voting stock or the total number of shares of all classes of stock in, or 10% or more of the assets or net profits of, the tenant (subject to certain exceptions). However, as described below, we expect that amounts received from TRSs we have formed and may form to facilitate our acquisition of  certain properties will satisfy the conditions of the exception for rents received from a TRS, with the result that such amounts will be treated as rents from real property. The portion of rent attributable to personal property rented in connection with real property will not qualify, unless the portion attributable to personal property is 15% or less of the total rent received under, or in connection with, the lease.

Generally, rent will not qualify if it is based in whole, or in part, on the income or profits of any person from the underlying property. However, rent will not fail to qualify if it is based on a fixed percentage (or designated varying percentages) of receipts or sales, including amounts above a base amount so long as the base amount is fixed at the time the lease is entered into, the provisions are in accordance with normal business practice and the arrangement is not an indirect method for basing rent on income or profits.

If a REIT operates or manages a property or furnishes or renders certain “impermissible services” to the tenants at the property, and the income derived from the services exceeds 1% of the total amount received by that REIT with respect to the property, then no amount received by the REIT with respect to the property will qualify as “rents from real property.” Impermissible services are services other than services “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” For these purposes, the income that a REIT is considered to receive from the provision of “impermissible services” will not be less than 150% of the cost of providing the service. If the amount so received is 1% or less of the total amount received by us with respect to the property, then only the income from the impermissible services will not qualify as “rents from real property.” However, this rule generally will not apply if such services are provided to tenants through an independent contractor from whom we derive no revenue, or through a TRS. With respect to this rule, tenants may receive some services in connection with their leases of the real properties. Our intent is that the services we provide are those usually or customarily rendered in connection with the rental of space in the geographic location in which the property is located, and therefore, providing these services will not cause the rents received with respect to the properties to fail to qualify as rents from real property for purposes of the 75% Gross Income Test and the 95% Gross Income Test described above. Our Board intends to hire qualifying independent contractors or to utilize TRSs to render services which it believes, after consultation with our tax advisors, are not usually or customarily rendered in connection with the rental of space.

In addition, we have represented that, with respect to our leasing activities, we will not (1) charge rent for any property that is based in whole or in part on the income or profits of any person (excluding rent based on a percentage of receipts or sales, as described above), or (2) charge rent that will be attributable to personal property in an amount greater than 15% of the total rent received under the applicable lease.

Amounts received as rent from a TRS are not excluded from rents from real property by reason of the related party rules described above if the activities of the TRS and the nature of the properties it leases meet certain requirements.

Interest Income. It is possible that we will be paid interest on loans secured by real property. All interest income qualifies under the 95% Gross Income Test, and interest on loans secured by real property or an interest in real property qualifies under the 75% Gross Income Test; provided, that in both cases, the interest does not depend, in whole or in part, on the income or profits of any person (excluding amounts based on a fixed percentage of receipts or sales). If a loan is secured by both real property and other property, the interest on it may nevertheless qualify under the 75% Gross Income Test. Interest income constitutes qualifying mortgage interest for purposes of the 75% Gross Income Test to the extent that the obligation upon which the interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we committed to acquire the loan, or agreed to modify the loan in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes, then the interest income will be apportioned between the real property and the other collateral, and our income from the loan will qualify for purposes of the 75% Gross Income Test only to the extent that the interest is allocable to the real property. For purposes of the preceding sentence, however, pursuant to IRS guidance, we do not need to re-determine the fair market value of real property in connection with a loan modification that is occasioned by a default or made at a time when we reasonably believe the modification to the loan will substantially reduce a significant risk of default on the original loan, and any such modification will not be treated as a prohibited transaction. We intend to structure our loans secured by real property so that the amount of the loan does not exceed the fair market value of the real property at the time of the loan commitment so that income generated through any investments in loans secured by real property should be treated as qualifying income under the 75% Gross Income Test.

Dividend Income. We may receive distributions from TRSs or other corporations that are not REITs or QRSs. These distributions are generally classified as dividends to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% Gross Income Test, but not the 75% Gross Income Test. Any dividends received by us from a REIT will be qualifying income for purposes of both the 95% and 75% Gross Income Tests.

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We will monitor the amount of the dividend and other income from our TRSs and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the Gross Income Tests. Although we intend to take these actions to prevent a violation of the Gross Income Tests, we cannot guarantee that such actions will in all cases prevent such a violation.

Prohibited Transaction Income. Any gain that we realize on the sale of an asset (other than foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, either directly or through any subsidiary partnership or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. Whether an asset is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to continue to conduct our operations so that no asset owned by us is held as inventory or primarily for sale to customers, and that a sale of any asset owned by us will not be in the ordinary course of business. However, the IRS may successfully contend that some or all of the sales made by us, our subsidiary partnerships, or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us are prohibited transactions. In such case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% tax will not apply to gains from the sale of assets that are held through a TRS, although the gains of any TRS will be subject to tax at the regular U.S. federal corporate income tax rate.

Foreclosure Property. Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to regular U.S. federal corporate income tax on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Gross Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. If we believe we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% Gross Income Test, we intend to elect to treat the related property as foreclosure property.

Satisfaction of the Gross Income Tests. Our share of income from the properties primarily will give rise to rental income and gains on sales of the properties, substantially all of which generally will qualify under the 75% Gross Income and 95% Gross Income Tests. Based on our historic and anticipated operations, it is likely that we will have little or no non-qualifying income for U.S. federal income tax purposes. Moreover, as described above, we have established and may establish one or more TRSs with which we could enter into leases for any properties in which we may invest. The gross income generated by our TRSs would not be included in our gross income. However, we would realize gross income from the TRSs in the form of rents. In addition, any dividends from our TRS to us would be included in our gross income and qualify for the 95% Gross Income Test, but not the 75% Gross Income Test.

If we fail to satisfy either the 75% Gross Income or 95% Gross Income Tests for any taxable year, we may retain our qualification as a REIT for such year if we (1) satisfy the IRS that the failure was due to reasonable cause and not due to willful neglect, (2) attach to our U.S. federal income tax return a schedule describing the nature and amount of each item of our gross income, and (3) satisfy the IRS that any incorrect information on such schedule was not due to fraud with intent to evade U.S. federal income tax. If this relief provision is available, we would remain subject to tax equal to the greater of the amount by which we failed the 75% Gross Income Test or the 95% Gross Income Test, as applicable, multiplied by a fraction meant to reflect our profitability.

Annual Distribution Requirements

In addition to the other tests described above, we are required to distribute dividends (other than capital gain dividends) to our shareholders each year in an amount at least equal to the excess of: (1) the sum of: (a) 90% of our REIT taxable income (determined without regard to the deduction for dividends paid and by excluding any net capital gain); and (b) 90% of the net income (after tax) from foreclosure property; less (2) the sum of some types of items of non-cash income. Determining whether sufficient amounts have been distributed is based on amounts paid in the taxable year to which they relate, or in the following taxable year if we: (1) declared a dividend before the due date of our tax return (including extensions); (2) distribute the dividend within the 12-month period following the close of the taxable year (and not later than the date of the first regular dividend payment made after such declaration); and (3) file an election with our tax return. Additionally, dividends that we declare in October, November or December in a given year payable to shareholders of record in any such month will be treated as having been paid on December 31st of that year so long as the dividends are actually paid during January of the following year.

For our taxable years commencing prior to January 1, 2015, for distributions to have been counted towards satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not have been “preferential dividends.” A dividend was not a preferential dividend if the distribution was (1) pro rata among all outstanding shares of stock within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents.

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If we do not distribute 100% of our REIT taxable income, we will be subject to U.S. federal income tax on the undistributed portion. We also will be subject to an excise tax if we fail to currently distribute sufficient income. In order to make the “required distribution” with respect to a calendar year and avoid the excise tax, we must distribute the sum of  (1) 85% of our REIT ordinary income for the calendar year, (2) 95% of our REIT capital gain net income for the calendar year, and (3) the excess, if any, of the grossed up required distribution (as defined in the Code) for the preceding calendar year over the distributed amount for that preceding calendar year. Any excise tax liability would be equal to 4% of the difference between the amount required to be distributed and the amount actually distributed and would not be deductible by us.

We intend to pay sufficient dividends each year to satisfy the annual distribution requirements and avoid U.S. federal income and excise taxes on our earnings; however, it may not always be possible to do so. We may not have sufficient cash or other liquid assets to meet the annual distribution requirements due to tax accounting rules and other timing differences. Other potential sources of non-cash taxable income include:

●	“residual interests” in REMICs or taxable mortgage pools;

●	loans or mortgage-backed securities held as assets that are issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash; and

●	loans on which the borrower is permitted to defer cash payments of interest, distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash, and debt securities purchased at a discount.

For taxable years beginning after December 31, 2017, and except as provided below, our deduction (and the deduction of any of our subsidiary partnerships) for net business interest expense generally will be limited to 30% of taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we and our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If this election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income (and, in turn, our distribution requirements) for a taxable year may be increased.

We will closely monitor the relationship between our REIT taxable income and cash flow, and if necessary to comply with the annual distribution requirements, will attempt to borrow funds to fully provide the necessary cash flow or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. If we fail to meet the annual distribution requirements as a result of an adjustment to our U.S. federal income tax return by the IRS, or under certain other circumstances, we may cure the failure by paying a “deficiency dividend” (plus penalties and interest to the IRS) within a specified period.

Failure to Qualify

If we fail to continue to qualify as a REIT in any taxable year, we may be eligible for relief provisions if the failures are due to reasonable cause and are not due to willful neglect, and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. If the applicable relief provisions are not available or cannot be met, we will not be able to deduct our dividends and will be subject to U.S. federal income tax on our taxable income at the regular corporate rate, thereby reducing cash available for distributions. In such event, all distributions to shareholders (to the extent of our current and accumulated earnings and profits) will be taxable as ordinary dividend income. This “double taxation” results from our failure to continue to qualify as a REIT. Unless entitled to relief under specific statutory provisions, we will not be eligible to elect REIT qualification for the four taxable years following the year during which qualification was lost.

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified shareholders. These requirements are designed to assist us in determining the actual ownership of our outstanding shares and maintaining our qualification as a REIT.

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Prohibited Transactions

As mentioned above, we will be subject to a 100% U.S. federal income tax on any net income derived from “prohibited transactions.” Net income derived from prohibited transactions arises from the sale or exchange of property held for sale to customers in the ordinary course of our business which is not foreclosure property. There is an exception to this rule for the sale of property that:

●	is a real estate asset under the 75% Asset Test;

●	generally has been held for at least two years;

●	has aggregate expenditures that are includable in the basis of the property not in excess of 30% of the net selling price;

●	in some cases, was held for production of rental income for at least two years;

●	in some cases, substantially all of the marketing and development expenditures were made through an independent contractor; and

●	when combined with other sales in the year, either does not cause us to have made more than seven sales of property during the taxable year (excluding sales of foreclosure property or in connection with an involuntary conversion), occurs in a year when we dispose of less than 10% of our assets (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property), or occurs in a year when we dispose of less than 20% of our assets as well as 10% or less of our assets based on a three-year average (measured by U.S. federal income tax basis or fair market value, and ignoring involuntary dispositions and sales of foreclosure property).

Although we may eventually sell each of the properties, our primary intention in acquiring and operating the properties is the production of rental income and we do not expect to hold any property for sale to customers in the ordinary course of our business. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates. As a general matter, any condominium conversions we might undertake must satisfy these restrictions to avoid being “prohibited transactions,” which will limit the annual number of transactions. See “REIT Qualification Requirements — Ownership of Interests in TRSs,” above.

Characterization of Property Leases

We have acquired and intend to acquire and own commercial properties subject to net leases. We have structured and currently intend to structure our leases so that they qualify as true leases for U.S. federal income tax purposes. For example, with respect to each lease, we generally expect that:

●	our property owning subsidiary and the lessee will intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

●	the lessee will have the right to exclusive possession and use and quiet enjoyment of the properties covered by the lease during the term of the lease;

●	the lessee will bear the cost of, and will be responsible for, day-to-day maintenance and repair of the properties other than the cost of certain capital expenditures, and will dictate through the property managers, who will work for the lessee during the terms of the leases, and how the properties will be operated and maintained;

●	the lessee will bear all of the costs and expenses of operating the properties, including the cost of any inventory used in their operation, during the term of the lease, other than the cost of certain furniture, fixtures and equipment, and certain capital expenditures;

●	the lessee will benefit from any savings and will bear the burdens of any increases in the costs of operating the properties during the term of the lease;

●	in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the properties subject to the right, in certain circumstances, to terminate the lease if the lessor does not restore the property to its prior condition;

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●	the lessee will indemnify the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the properties or (B) the lessee’s use, management, maintenance or repair of the properties;

●	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease;

●	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties;

●	we expect that each lease that we enter into, at the time we enter into it (or at any time that any such lease is subsequently renewed or extended) will enable the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the properties during the term of its leases; and

●	upon termination of each lease, the applicable property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

If, however, the IRS were to recharacterize our leases as service contracts, partnership agreements or otherwise, rather than true leases, or disregard the leases altogether for tax purposes, all or part of the payments that we receive from the lessees would not be considered rent and might not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we would not be able to satisfy either the 75% or 95% Gross Income Tests and, as a result, could lose our REIT qualification.

Hedging Transactions

We and our subsidiaries have, in the past, entered and may continue to enter into hedging transactions with respect to interest rate exposure or currency rate fluctuations on one or more of our assets or liabilities that qualify as “hedging transactions” under the Code and Treasury Regulations. These hedging transactions can take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts and options. Income from a hedging transaction, including gain from the sale or disposition of the financial instrument or any periodic income from the instrument, that is clearly identified as a hedging transaction as specified in the Code, will not constitute gross income for purposes of the 95% Gross Income Test or 75% Gross Income Test. The term “hedging transaction” for these purposes generally means (1) any transaction we enter into in the normal course of our business primarily to manage risk of  (a) interest rate changes or fluctuation on indebtedness incurred or to be incurred by us to acquire or carry real estate assets or (b) currency fluctuations with respect to any item of income that would qualify under the 75% Gross Income Test or the 95% Gross Income Test or any property which generates such income and (2) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries to the extent such income would jeopardize our REIT status. However, it is possible that our hedging activities may give rise to income that does not qualify for purposes of either or both of the Gross Income Tests, and may adversely affect our ability to satisfy the REIT qualification requirements.

Tax Aspects of Investments in Partnerships

General. We may hold direct or indirect interests in one or more partnerships (and limited liability companies that may be treated as partnerships for U.S. federal income tax purposes), which, in turn, own properties and may possibly own interests in other non-corporate entities that own properties. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts and would either be disregarded for U.S. federal income tax purposes (if such entity were the sole owner) or treated as partnerships for U.S. federal income tax purposes.

The following is a summary of the U.S. federal income tax consequences if our investments are held via partnerships (or limited liability companies treated as partnerships for U.S. federal income tax purposes). This summary should also generally apply to any investment by us in other entities taxable as partnerships for such purposes, including multi-member limited liability companies.

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A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the Gross Income Tests and Asset Tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from a partnership will be sufficient to pay the tax liabilities resulting from an investment in such partnership.

Generally, an entity with two or more members formed as a partnership or limited liability company under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise. We intend that interests in any of our partnerships will fall within one of the “safe harbors” for the partnership to avoid being classified as a publicly traded partnership. However, our ability to satisfy the requirements of some of these safe harbors depends on the results of actual operations and accordingly no assurance can be given that any such partnership will at all times satisfy one of such safe harbors. We reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income in each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that the partnerships in which we currently hold interests have and will continue to have sufficient qualifying income so that such entities would be taxed as a partnership, even if it were treated as a publicly traded partnership.

If for any reason any partnership in which we hold equity interests is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws summarized above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership were treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as shareholders, with distributions to such partners being treated as dividends.

Anti-abuse Treasury Regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners’ aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to us. Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to a partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by a partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by any such partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

For properties contributed to a partnership, depreciation deductions are calculated based on the transferor’s basis and depreciation method. Because depreciation deductions are based on the transferor’s basis in the contributed property, such partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners.

Gain on the sale or other disposition of depreciable property is characterized as ordinary income (rather than capital gain) to the extent of any depreciation recapture. Buildings and improvements depreciated under the straight-line method of depreciation are generally not subject to depreciation recapture unless the property was held for less than one year. However, individuals, trusts and estates that hold shares of our capital stock either directly or through a pass-through entity may be subject to tax on the disposition of depreciable property at a rate of 25% rather than at the normal capital gains rate, to the extent that such assets have been depreciated.

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Some expenses incurred in the conduct of a partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of such partnership may exceed its cash receipts for the year in which the expense is paid. As summarized above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Partnership Audit Rules. Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in shares of our capital stock.

Tax Consequences of Exercise of Exchange Rights. One or more of the partnership agreements may give holders of limited partnership units the right to exchange their units into cash, subject to our right to pay for the units our Common Shares rather than with cash. The exchange of units into shares would be treated as a taxable sale of the units to us on which the unit owners would generally recognize gain in an amount equal to the value of the our Common Shares received plus the amount of liabilities of the applicable partnership allocable to the units being exchanged, less the unit holder’s tax basis in those units. To the extent that the unit holder’s amount realized on the transaction is attributable to the unit holder’s share of inventory or unrealized receivables of such partnership, that portion may be recharacterized as ordinary income. No gain or loss would be recognized by us in such event. Our basis in such units would be increased by the amount of cash and the market price of the shares used to acquire the units, and adjusted to reflect changes in the liabilities of such partnership allocated to us as a result of acquiring such units.

Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

The following section applies to you only if you are a U.S. Shareholder. Generally, for purposes of this summary, a “U.S. Shareholder” is a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States for U.S. federal income tax purposes;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

If a partnership or entity treated as a partnership for U.S. federal income tax purposes holds shares of our capital stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of our capital stock should consult his, her or its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of such shares of our capital stock by the partnership.

Distributions. Distributions (including any deemed distributions) that we make to our U.S. Shareholders and that we do not designate as “capital gain dividends” or “qualified dividend income” (as described below) will be treated as dividends of ordinary income to the extent they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock and then to distributions on our Common Shares. In addition, for taxable years beginning before January 1, 2026, individuals, trusts and estates generally are entitled to up to a 20% pass-through deduction with respect to that ordinary dividend income for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), so long as certain holding period requirements have been met. Corporate shareholders are not entitled to the pass-through deduction or the dividends-received deduction with respect to our distributions. A noncorporate U.S. Shareholder’s ability to claim the deduction equal to 20% of qualifying dividends received may be limited by the U.S. Shareholder’s particular circumstances. In addition, for any noncorporate U.S. Shareholder that claims a deduction in respect of qualifying dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. Distributions in excess of our current and accumulated earnings and profits are treated first as a tax-deferred return of capital to the U.S. Shareholder, reducing the U.S. Shareholder’s tax basis in his, her or its shares of our capital stock by the amount of such distribution, but not below zero, and then as capital gain. Because our earnings and profits are reduced for depreciation and other non-cash items, it is possible that a portion of each distribution will constitute a tax-deferred return of capital. Additionally, because distributions in excess of our earnings and profits reduce the U.S. Shareholder’s tax basis in shares of our capital stock, this will increase the U.S. Shareholder’s gain, or reduce the U.S. Shareholder’s loss, on any subsequent sale of shares of our capital stock.

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Distributions that are designated as capital gain dividends will be taxed as long-term capital gain to the extent they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. Shareholder that receives such distribution has held its shares of our capital stock. However, corporate shareholders may be required to treat up to 20% of some types of capital gain dividends as ordinary income. We also may decide to retain, rather than distribute, our net capital gain and pay any tax thereon. In such instances, U.S. Shareholders would include their proportionate shares of such gain in income as long-term capital gain, receive a credit on their returns for their proportionate share of our tax payments, and increase the tax basis of their shares of our capital stock by the after-tax amount of such gain. Capital gains that we distribute, or are treated as distributing, to our shareholders must be allocated between shares of our preferred stock and our Common Shares. We intend to allocate capital gains dividends based on the relative amount of total dividends paid or deemed paid for U.S. federal income tax purposes to holders of all classes of our capital stock for the year.

With respect to U.S. Shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions (including any deemed distributions) paid to such U.S. Shareholders as qualified dividend income. A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. Shareholders as capital gain; provided, that the U.S. Shareholder has held the shares of our capital stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares of our capital stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

●	the qualified dividend income received by us during such taxable year from C corporations (including any TRSs);

●	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

●	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT corporation or had appreciated at the time our REIT election became effective over the U.S. federal income tax paid by us with respect to such built-in gain.

Although U.S. Shareholders generally will recognize taxable income in the year that a distribution is received, any distribution that we declare in October, November or December of any year that is payable to a U.S. Shareholder of record on a specific date in any such month will be treated as both paid by us and received by the U.S. Shareholder on December 31 of the year it was declared even if paid by us during January of the following calendar year.

We have the ability to declare and pay a large portion of a distribution on our Common Shares in shares of our Common Shares. As long as a portion of such distribution is paid in cash (which portion can be as low as 20%) and certain requirements are met, the entire distribution (to the extent of our current or accumulated earnings and profits) will be treated as a dividend for U.S. federal income tax purposes. As a result, U.S. Shareholders will be taxed on 100% of the dividend in the same manner as a cash dividend, even though most of the dividend was paid in shares of our capital stock. In general, any distribution on shares of our capital stock will be taxable as a dividend, unless the entire distribution is paid in shares of our Common Shares, which would be treated as a non-taxable distribution.

Distributions that we make and gains arising from the sale or exchange by a U.S. Shareholder of our capital stock will not be treated as passive activity income. As a result, U.S. Shareholders will not be able to apply any “passive losses” against income or gain relating to our capital stock. To the extent that distributions we make do not constitute a return of capital, they will be treated as investment income for purposes of computing the investment interest limitation.

Any net operating losses or capital losses we have that are carried forward to future tax years may be used in those later years, subject to limitations, to reduce the amount of distributions required to satisfy the REIT distribution requirements. However, because we are not a pass-through entity for U.S. federal income tax purposes, U.S. Shareholders may not use any of our operating or capital losses to reduce their tax liabilities.

Sales of Shares. The amount of net capital gain or loss recognized upon the sale or other disposition of shares of our capital stock by a U.S. Shareholder generally would equal the difference between (x) the amount of cash and fair market value of any property received in the sale and (y) the U.S. Stockholder’s tax basis in the shares sold. Gain on a sale of shares of our capital stock by a U.S. non-corporate investor generally will qualify for reduced U.S. federal income tax rates applicable to long-term net capital gain, provided that the investor held the shares of our capital stock for longer than one year prior to the sale. However, any loss from a sale or exchange of shares of our capital stock by a U.S. Shareholder who has held the shares of our capital stock for one year or less generally will be treated as a long-term capital loss to the extent that the U.S. Shareholder treated our distributions as long-term capital gain. The use of capital losses is subject to limitations. Gains recognized by U.S. Shareholders that are corporations are subject to U.S. federal income tax at the corporate tax rate. Except in limited circumstances, as summarized above with respect to capital gains dividends or qualified dividend income, the reduced tax rate for long-term net capital gains will not apply to dividends paid by us.

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Redemption of Shares of Our Preferred Stock. A redemption of shares of our preferred stock will be treated under Code Section 302 as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies one or more of certain tests set forth in Code Section 302(b) enabling the redemption to be treated as a sale or exchange of the redeemed shares. The redemption will satisfy one of these tests if it (i) is “substantially disproportionate” with respect to the U.S. Shareholder’s interest in shares of our capital stock, (ii) results in a “complete termination” of the U.S. Shareholder’s interest in all shares of our classes or series of capital stock, or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Shareholder, all within the meaning of Code Section 302(b). In determining whether one of these tests has been met, a U.S. Shareholder generally must include shares of our capital stock considered to be owned by the U.S. Shareholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. Shareholder. If a U.S. Shareholder actually or constructively owns none of our Common Shares, a redemption of the U.S. Stockholder’s preferred stock will qualify for sale or exchange treatment because the redemption would not be “essentially equivalent to a dividend” as defined by the Code. Because the determination as to whether any of the three alternative tests of Code Section 302(b) described above will be satisfied with respect to any particular U.S. Shareholder of shares of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are urged to consult their tax advisors to determine the tax treatment to the prospective investor of a redemption of shares of our preferred stock.

If a redemption of shares of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a taxable distribution, as described above. In that case, a U.S. Shareholder’s adjusted tax basis in the redeemed shares of our preferred stock will be transferred to the remaining shares of our capital stock held by the U.S. Shareholder. If the U.S. Shareholder does not retain any shares of our capital stock, the tax basis could be transferred to a related person that holds shares of our capital stock or the tax basis may be lost.

Conversion of Shares of Our Preferred Stock. Upon the occurrence of a Change of Control during a continuing Delisting Event, unless we have elected to exercise our redemption right, each holder of preferred stock will, under certain circumstances, have the right to convert some of or all the shares of the Series A Preferred Stock held by the holder into shares of our Common Shares. Except as provided below, (i) a U.S. Shareholder generally will not recognize gain or loss upon the conversion of shares of our preferred stock into shares of our Common Shares, and (ii) a U.S. Shareholder’s tax basis and holding period in our Common Shares received upon conversion generally will be the same as those of the converted shares of our preferred stock (but the tax basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our Common Shares received in a conversion that are attributable to accumulated and unpaid dividends on the converted shares of our preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for the fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Shareholder has held the shares of our preferred stock for more than one year at the time of conversion. U.S. Shareholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which the holder exchanges of our Common Shares received on a conversion of shares of our preferred stock for cash or other property.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income tax except with respect to their unrelated business taxable income (“UBTI”). While many investments in real estate may generate UBTI, distributions paid on shares of our capital stock should not constitute UBTI unless the tax-exempt entity (i) has borrowed funds or otherwise incurred acquisition indebtedness to acquire its shares of stock, or (ii) otherwise uses the shares of stock in an unrelated trade or business.

In certain circumstances, a pension trust that owns more than 10% of our capital stock could be required to treat a percentage of the dividends it receives from us as UBTI, if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (1) one pension trust owns more than 25% of the value of our capital stock, or (2) a group of pension trusts, each individually holding more than 10% of the value of our capital stock, collectively owns more than 50% of our capital stock. Certain restrictions on ownership and transfer of our capital stock generally should prevent a tax-exempt entity from owning more than 10% of the value of our capital stock and, in turn, should prevent us from becoming a pension-held REIT.

Prospective tax-exempt purchasers should consult their own tax advisors and financial planners as to the applicability of these rules and consequences to their particular circumstances.

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Backup Withholding and Information Reporting

We will report to our U.S. Shareholders and the IRS the amount of dividends (including deemed dividends) paid during each calendar year and the amount (if any) of any tax withheld. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the current rate of 24% until December 31, 2025 and 28% thereafter with respect to dividends (including any deemed dividends) paid unless the U.S. Shareholder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Shareholder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide his, her or its correct taxpayer identification number or social security number also may be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. Shareholder who fails to certify their non-foreign status or with respect to which the IRS notifies us that such U.S. Shareholder is subject to backup withholding. See the “— Taxation of Non-U.S. Shareholders” portion of this section.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Stockholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Generally, for purposes of this summary, a “Non-U.S. Stockholder” means a person (other than a partnership or entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Stockholder.

Distributions — In General. Distributions that we make to our Non-U.S. Shareholders that are not attributable to gain from our sales or exchanges of United States real property interests (“USRPIs”), and that are not designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Our earnings and profits generally will be allocated first to distributions on shares of our preferred stock before being allocated to distributions on our Common Shares. Such ordinary dividends to Non-U.S. Shareholders generally are subject to a 30% withholding tax at the time of distribution, unless this dividend is effectively connected with a U.S. trade or business of the Non-U.S. Shareholder or an applicable tax treaty reduces or eliminates that tax. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Any constructive dividends on the preferred stock also would be subject to U.S. federal withholding tax to the same extent as an actual distribution. Because constructive dividends would not give rise to any cash from which any applicable withholding tax could be satisfied, we may withhold the U.S. federal tax on such dividend from cash proceeds otherwise payable to a Non-U.S. Shareholder.

If income from the investment in shares of our capital stock is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to a tax at the graduated rates applicable to ordinary income, in the same manner as U.S. Shareholders are taxed with respect to such dividends (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation that is not entitled to any treaty exemption). In general, Non-U.S. Shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our capital stock.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent they do not exceed the adjusted tax basis of the Non-U.S. Shareholder’s shares of our capital stock. Instead, they will reduce the adjusted tax basis of such shares of our capital stock. To the extent that such distributions exceed the adjusted tax basis of a Non-U.S. Shareholder’s shares of our capital stock, they will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares of our capital stock, as described in the “Sales of Shares” portion of this Section below.

Distributions Attributable to Sale or Exchange of Real Property. Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions that are attributable to gain from our sales or exchanges of USRPIs (“USRPI capital gain”) will, except as described below, be taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Shareholders therefore would be taxed at the normal capital gain rates applicable to U.S. Shareholders (without regard to whether we designate the distribution as a capital gain dividend), and would be subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, such distributions may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to any treaty exemption. We (or applicable withholding agent) are required by the Treasury Regulations to withhold 21% of any distribution that we could designate as a capital gain dividend. However, if we designate as a capital gain dividend a distribution made before the day we actually effect the designation, then although the distribution may be taxable to a Non-U.S. Shareholder, withholding would not apply to the distribution under FIRPTA. Rather, we must effect the withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The Non-U.S. Shareholder may credit the amount withheld against the Non-U.S. Shareholder’s U.S. tax liability. Such withheld amounts do not represent actual tax liabilities and are creditable by the Non-U.S. Shareholder against its actual U.S. federal income tax liabilities. The Non-U.S. Shareholder would be entitled to a refund of any amounts withheld in excess of such Non-U.S. Shareholder’s actual U.S. federal income tax liabilities, provided that the Non-U.S. Shareholder files applicable returns or refund claims with the IRS. We anticipate that distributions in respect of our Common Shares will be subject to the rules set forth in this paragraph.

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However, generally, pursuant to FIRPTA, distributions of USRPI capital gains are not treated as effectively connected income for a Non-U.S. Shareholder and instead are treated and taxed as ordinary dividends if  (a) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States; and (b) the Non-U.S. Shareholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date of such distribution. Distributions that qualify for this exception are subject to withholding tax in the manner described above as dividends of ordinary income. We anticipate that shares of our Series A Preferred Stock will be “regularly traded” on an established securities market for the foreseeable future, although, no assurance can be given that this will be the case.

In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Shareholders should consult their tax advisors regarding the application of these rules.

A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Capital gain dividends received by a Non-U.S. Shareholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. income or withholding tax, unless (1) the gain is effectively connected with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain, or (2) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the Non-U.S. Shareholder will incur tax on his or her capital gains.

Sales of Shares. Gain recognized by a Non-U.S. Shareholder upon a sale of shares of our capital stock generally will not be subject to U.S. federal income taxation; provided, that: (1) such gain is not effectively connected with the conduct by such Non-U.S. Shareholder of a trade or business within the U.S.; (2) the Non-U.S. Shareholder is an individual and is not present in the U.S. for 183 days or more during the taxable year and certain other conditions apply; and (3)(A) our REIT is “domestically controlled,” which generally means that less than 50% in value of our capital stock continues to be held directly or indirectly by foreign persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of our existence, or (B) the shares sold are of a class of our capital stock that is “regularly traded” on an established securities market and the selling Non-U.S. Shareholder has not held more than 10% of our outstanding shares of that class of stock at any time during the five-year period ending on the date of the sale.

We believe that we qualify as “domestically controlled.” However, even if we were not domestically controlled, we anticipate that shares of our Series A Preferred Stock (but not our Common Shares) will be “regularly traded” on an established securities market for the foreseeable future, although no assurance can be given that this will be the case. If the gain on the sale of shares of our capital stock were to be subject to U.S. federal income taxation, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain, and the purchaser of such shares of our capital stock may be required to withhold a portion of the gross purchase price.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of those qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. Shareholders should consult their tax advisors regarding the application of these rules.

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Medicare Tax

Certain net investment income earned by U.S. citizens and resident aliens and certain estates and trusts is subject to a 3.8% Medicare tax. Net investment income includes, among other things, dividends on and capital gains from the sale or other disposition of shares of our capital stock. Holders of shares of our capital stock should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of such shares.

Foreign Account Tax Compliance Act (“FATCA”)

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (including investment entities) and certain other non-U.S. entities as designated in the Code, the Treasury Regulations, or applicable intergovernmental agreement between the United States and a foreign country. A withholding tax of 30% generally will be imposed on dividends on, and gross proceeds from the sale or other disposition of, shares of our capital stock paid to (a) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (b) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements. The Treasury Regulations provide that these rules generally apply to payments of dividends on shares of our capital stock. We will not pay any additional amounts in respect of any amounts withheld. U.S. Shareholders and Non-U.S. Shareholders are encouraged to consult their tax advisors regarding the particular consequences to them of this legislation and guidance.

Other Tax Considerations

State, Local and Foreign Taxes. We and you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we transact business or reside. Our and your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Any foreign taxes incurred by us would not pass through to U.S. Shareholders as a credit against their U.S. federal income tax liability. You should consult your own tax advisors and financial planners regarding the effect of state, local and foreign tax laws on an investment in shares of our capital stock.

Legislative Proposals. You should recognize that our and your present U.S. federal income tax treatment may be modified by legislative, judicial or administrative actions at any time, which may be retroactive in effect. The rules dealing with U.S. federal income taxation are constantly under review by Congress, the IRS and the Treasury, and statutory changes as well as promulgation of new regulations, revisions to existing statutes, and revised interpretations of established concepts occur frequently. We are not aware of any pending legislation that would materially affect our or your taxation as described in this prospectus. You should, however, consult your advisors concerning the status of legislative proposals that may pertain to a purchase of our securities.

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LEGAL MATTERS

Blank Rome LLP, New York, New York has acted as our securities counsel. Certain matters of Maryland law will be passed upon for us by Gordon Feinblatt LLC, Baltimore, Maryland and certain tax matters will be passed upon for us by Neuberger Quinn Gielen Rubin Gibber P.A., Baltimore, Maryland. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Power REIT incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Power REIT is contained at our website, www.pwreit.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36312. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 29, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on October 31, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 7, 2024 and our Quarterly Report on Form 10-Q/A (Amendment No. 1) for the fiscal quarter ended June 30, 2024, filed with the SEC on September 24, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 31, 2024, August 16, 2024, September 4, 2024, September 24, 2024, September 26, 2024 (other than as indicated therein), September 26, 2024 and January 24, 2025;

●	Our Definitive Proxy Statement on Schedule 14A filed on August 30, 2024; and

●	The description of our Common Shares set forth in: (i) our registration statement on Form 8-A filed with the SEC on February 11, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021.

We also incorporate by reference into this prospectus all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-36312): (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Power REIT

301 Winding Road

Old Bethpage, NY 11804

(212) 750-0371

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at www.pwreit.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated January 24, 2025

PROSPECTUS

Up to $2,100,000 of

Common Shares

We have entered into a sales agreement, dated January 24, 2025 (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.” or the “Sales Agent”) pursuant to which we may, from time to time, issue and sell our common shares, par value $0.001 per share (the “Common Shares”), covered by this prospectus from time to time through or to the Sales Agent, acting as our agent or principal.

Sales of our Common Shares, if any, under this prospectus will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount, but will act as Sales Agent on a commercially reasonable efforts basis consistent with their normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As Sales Agent, A.G.P. is entitled to compensation at a fixed commission rate equal to 3.0% of the gross proceeds of each sale of our Common Shares under the Sales Agreement. In connection with the sale of our Common Shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our Common Shares are listed on the NYSE American under the symbol “PW.” On January 21, 2025, the last reported sale price of our Common Shares on the NYSE American was $1.22 per share.

As of the date of this prospectus, the aggregate market value of our outstanding Common Shares held by non-affiliates is approximately $6,300,659, which is calculated based on 2,775,621 outstanding Common Shares held by non-affiliates and a price of $2.27 per share, the closing price of our Common Shares on December 5, 2024, which is the highest closing sale price of our Common Shares on the NYSE American within the prior 60 days of this prospectus. During the prior twelve calendar month period that ends on and includes the date hereof, we have not offered or sold any of our Common Shares pursuant to General Instruction I.B.6 to Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Shares held by non-affiliates is less than $75 million.

Investing in our Common Shares involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus is           , 2025

S-1

S-2

ABOUT THIS PROSPECTUS

This prospectus relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $50,000,000. The $2,100,000 of Common Shares that may be offered, issued and sold under this prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. In connection with such offers and when accompanied by the base prospectus included in the registration statement of which this prospectus is a part, this prospectus will be deemed a prospectus supplement to such base prospectus.

This prospectus relates to the offering of our Common Shares. Before buying any of our Common Shares that we are offering, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

This prospectus describes the terms of this offering of our Common Shares and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the Sales Agent have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “Power REIT,” the “Company,” “we,” “us,” “our” and similar references refer to Power REIT, an entity incorporated under the laws of the State of Maryland, and where appropriate our consolidated subsidiaries.

S-3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC, which are incorporated by reference into this prospectus. Additional factors are discussed under the section entitled “Risk Factors” in this prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

S-4

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. This summary is not intended to be complete and does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, especially the “Risk Factors” section beginning on page S-7 and other documents or information included or incorporated by reference in this prospectus before making an investment decision.

Overview of the Company

Power REIT (the “Registrant” or the “Trust”, and together with its consolidated subsidiaries, “we”, “us”, or “Power REIT”, unless the context requires otherwise) is a Maryland-domiciled, internally-managed real estate investment trust (a “REIT”) that owns a portfolio of real estate assets related to transportation, energy infrastructure and Controlled Environment Agriculture (“CEA”) in the United States.

We are structured as a holding company and own our assets through twenty-four direct and indirect wholly owned, special purpose subsidiaries that have been formed in order to hold real estate assets, obtain financing and generate lease revenue. As of September 30, 2024, the Trust’s assets consisted of approximately 112 miles of railroad infrastructure and related real estate which is owned by its subsidiary Pittsburgh & West Virginia Railroad (“P&WV”), approximately 447 acres of fee simple land leased to a number of utility scale solar power generating projects with an aggregate generating capacity of approximately 82 Megawatts (“MW”) and approximately 249 acres of land with approximately 2,112,000 square feet of existing or under construction CEA properties in the form of greenhouses.

In 2019, Power REIT pivoted to focus on greenhouses as a technology play in the form of real estate. Over the past five years, a significant amount of capital flowed into the CEA sector in the United States. CEA facilities generally are either indoor warehouse facilities that require lights for plant growth and heating, ventilation and air conditioning to maintain the climate or greenhouses, which benefit from free and natural sunlight and proven approaches to maintain a proper growing environment. Our investment thesis was based on greenhouses as sustainable approach to growing certain crops.

Power REIT invested in greenhouses for state-licensed cannabis and food cultivation. Unfortunately, the market for both opportunities has been challenging and the greenhouse portfolio has performed poorly with significant vacancy. Currently, the entire greenhouse portfolio is being marketed for sale but the market to sell these properties is weak. We continue to explore all options to monetize these assets. As previously disclosed in our SEC filings, the greenhouse portfolio secures a loan, which loan is currently in default. The loan is non-recourse to Power REIT, which reduces our exposure.

While we may continue to explore opportunities in the greenhouse and cannabis space, we are now exploring new opportunities. The real estate market is in a state of transition and experiencing a wave of distressed properties due to several factors, including economic downturns, shifting property demand in a post-COVID environment, rising interest rates and mortgage defaults. We believe the current environment can create significant opportunities for Power REIT. We are focused on identifying special opportunities in the form of investing in distressed situations including debt and other types of secured interests in real estate, distressed properties and real estate related companies. As part of moving Power REIT forward, we are looking to selectively raise capital.

General Corporate Information

Power REIT is incorporated in the State of Maryland as a real estate investment trust. Power REIT was formed in August 2011 to effect a triangular merger of the Pittsburgh & West Virginia Railroad (“Reorganization”). Pittsburgh & West Virginia Railroad was a publicly traded REIT prior to the Reorganization and was listed on the American Stock Exchange in 1967. Concurrent with the Reorganization, which was completed on December 2, 2011, Power REIT became listed on the NYSE American under the ticker symbol “PW” and Pittsburgh & West Virginia Railroad survived the Reorganization as a wholly owned, special purpose subsidiary of Power REIT with a sole purpose of owning and managing its railroad property. Power REIT is an internally managed REIT.

Our principal executive offices are located at 301 Winding Road, Old Bethpage, New York 11804 and our offices can be reached by telephone at (212) 750-0371. Our website address is http://www.pwreit.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus. We make our periodic and current reports that are filed with the Securities and Exchange Commission (the “SEC”) available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not a part of this prospectus.

Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, we may take advantage of certain reduced disclosure obligations available to smaller reporting companies, including the exemption from compliance with the auditor attestation requirements pursuant to the Sarbanes-Oxley Act of 2022, reduced disclosure about our executive compensation arrangements and the requirements to provide only two years of audited financial statements in our annual reports and registration statements. We will continue to be a “smaller reporting company” as long as (1) we have a public float (i.e., the market value of our Common Shares held by non-affiliates) less than $250 million calculated as of the last business day of our most recently completed second fiscal quarter, or (2) our annual revenues are less than $100 million for our previous fiscal year and we have either no public float or a public float of less than $700 million as of the end of that fiscal year’s second fiscal quarter. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

S-5

THE OFFERING

Issuer	Power REIT

Common Shares to be offered by us pursuant to this prospectus	Up to 1,721,311 of our Common Shares having an aggregate offering price of up to approximately $2.1 million at an assumed offering price of $1.22 per share, which was the last reported sale price of our Common Shares on the NYSE American on January 21, 2025.

Common Shares to be outstanding after the offering	Up to 5,110,972 (as more fully described in the notes following this table), assuming sales of approximately $2.1 million of our Common Shares, or 1,721,311 of our Common Shares in this offering at an assumed offering price of $1,22 per share, which was the last reported sale price of our Common Shares on the NYSE American January 21, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Manner offering	“At the market offering” that may be made from time to time for our Common Shares in the United States through A.G.P., as Sales Agent. See the section entitled “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes, including making investments and share repurchases. See “Use of Proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase of our Common Shares.

NYSE American Trading Symbol	PW

Unless we indicate otherwise, all information in this prospectus is based on 3,389,661 shares outstanding as of January 21, 2025. The number of shares outstanding as used throughout this prospectus, unless otherwise indicated, excludes:

●	192,778 Common Shares issuable upon the exercise of stock options outstanding at a weighted average exercise price of $13.44 per share; and

●	1,925,002 Common Shares reserved for future issuance under the 2020 Equity Incentive Plan.

We do not have any outstanding warrants to purchase our Common Shares or restricted stock units.

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RISK FACTORS

Investing in our Common Shares involves a high degree of risk, and you should be able to bear the complete loss of your investment. You should consider carefully the risks described below and those described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, any subsequent Annual Reports on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus and documents incorporated by reference into this prospectus before deciding whether to purchase any of the Common Shares being offered under this prospectus. If any of the risks actually occur, our business, consolidated financial condition or results of operations could be adversely affected. In such case, the trading price of our Common Shares could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus as a result of different factors, including the risks we face described below. Unless we have indicated otherwise or the context otherwise requires, references in this prospectus or the documents incorporated by reference herein and therein to the “Company,” “Power REIT,” “we,” “us” and “our” refer to Power REIT.

Risks Related to this Offering

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering. We intend to use the net proceeds from this offering, if any, primarily for working capital and general corporate purposes, including making investments and share repurchases. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds, if any, may be used for corporate purposes that do not improve our operating results or enhance the value of our Common Shares. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our Common Shares to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our shareholders.

Our need for future financing may result in the issuance of additional securities which will cause investors to experience dilution.

Our cash requirements may vary from those now planned depending upon numerous factors. We expect to require additional capital until our operations generate sufficient revenue to cover our expenses. Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. There are no other commitments by any person for future financing. Our securities may be offered to other investors at a price lower than the price per share offered to current stockholders, or upon terms which may be deemed more favorable than those offered to current stockholders. In addition, the issuance of securities in any future financing may dilute an investor’s equity ownership and have the effect of depressing the market price for our securities. Moreover, we may issue derivative securities, including options and/or warrants, from time to time, to procure qualified personnel or for other business reasons. The issuance of any such derivative securities, which is at the discretion of our Board of trustees, may further dilute the equity ownership of our shareholders.

We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional of our Common Shares, or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. No assurance can be given as to our ability to procure additional financing, if required, and on terms deemed favorable to us. To the extent additional capital is required and cannot be raised successfully, we may then have to limit our then current operations and/or may have to curtail certain, if not all, of our business objectives and plans.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Shares.

Our Declaration of Trust authorizes the issuance of 98,325,000 of our Common Shares and 1,675,000 shares of Series A Preferred Stock. In certain circumstances, of our Common Shares, as well as the awards available for issuance under our equity incentive plans, can be issued by our Board of trustees, without stockholder approval. Any future issuances of such stock would further dilute the percentage ownership of us held by holders of our Common Shares and preferred stock. In addition, the issuance of certain securities, including pursuant to the terms of our stockholder rights plan, may be used as an “anti-takeover” device without further action on the part of our shareholders, and may adversely affect the holders of the Common Shares.

Because we do not intend to declare cash dividends on our Common Shares in the foreseeable future, stockholders must rely on appreciation of the value of our Common Shares for any return on their investment.

As stated above, we have never declared or paid cash dividends on our Common Shares. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. As a result, we expect that only appreciation of the price of our Common Shares, if any, will provide a return to investors in this offering for the foreseeable future.

Resales of our Common Shares in the public market during this offering by our shareholders may cause the market price of our Common Shares to fall.

We may issue our Common Shares from time to time in connection with this offering. This issuance from time to time of our Common Shares, or our ability to issue these of our Common Shares in this offering, could result in resales of our Common Shares by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Common Shares.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the Common Shares during the sales period and limits we set with the Sales Agent.

The Common Shares offered under this prospectus and documents incorporated by reference into this prospectus may be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus and documents incorporated by reference into this prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We may issue and sell Common Shares having aggregate gross proceeds of up to $2,100,000 from time to time under this prospectus and the documents incorporated by reference herein. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of Common Shares sold and the market price at which they are sold. There can be no assurance that we will be able to sell any Common Shares under or fully utilize the Sales Agreement with A.G.P. as a source of financing.

We intend to use the net proceeds, if any, from the sales of our Common Shares offered by this prospectus primarily for working capital and general corporate purposes, including making investments and share repurchases. We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our Board of trustees believes the flexibility in application of the net proceeds is prudent.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our operating costs and the amount of funding, if any, received from the proposed sale of certain of our assets. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We may find it necessary or advisable to reallocate the net proceeds of this offering; however, any such reallocation would be substantially limited to the categories set forth above as we do not intend to use the net proceeds for other purposes.

Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

DISTRIBUTION POLICY

Any distributions that we make will be at the discretion of our Board of Trustees, and there can be no assurance that dividends will be paid in any particular period or at any particular level, or sustained in future periods based on past timing of payments and payments levels. Dividends on our Series A Preferred Stock are cumulative and must be paid in full and on a current basis in order for the Trust to pay dividends on its Common Shares. Beginning in the fourth fiscal quarter of 2022, the Trust ceased to declare quarterly dividend payments on its 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

We currently do not make regular quarterly distributions to holders of our Common Shares, but may elect to do so in the future. Distributions declared by us will be authorized by our Board of Trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including the capital requirements of our trust and meeting the distribution requirements necessary to maintain our qualification as a REIT. We cannot assure that our intended distributions will be made or sustained or that our Board of Trustees will not change our distribution policy in the future. Under some circumstances, we may be required to fund distributions from working capital, liquidate assets at prices or times that we regard as unfavorable or borrow to provide funds for distributions, or we may make distributions in the form of a taxable stock dividend. However, we have no current intention to use the net proceeds from this offering to make distributions nor do we intend to make distributions using our Common Shares.

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PLAN OF DISTRIBUTION

On January 24, 2025, we entered into a sales agreement with A.G.P./Alliance Global Partners, which we refer to as the “Sales Agreement,” which provides for the issuance and sale by us of our Common Shares under this prospectus with an aggregate offering price of up to $2.1 million from time to time through A.G.P., acting as Sales Agent. Under the terms of the Sales Agreement, we may also sell shares to the Sales Agent as principal for its own account.

Upon instructions from us, the Sales Agent will use commercially reasonable efforts, consistent with its normal sales and trading practices and applicable law, to sell our Common Shares under the Sales Agreement pursuant to this prospectus. Sales of Common Shares, if any, pursuant to this prospectus may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. If we and the Sales Agent agree on any method of distribution we will file a prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. To the extent required by Regulation M, the Sales Agent will not engage in any transactions that stabilize our Common Shares while the offering is ongoing under this prospectus.

Under the Sales Agreement, we will instruct the Sales Agent as to the maximum amount of our Common Shares to be sold by the Sales Agent , and the minimum price per share at which such shares may be sold. The gross sales price of the shares sold will be the market price for of our Common Shares sold by the Sales Agent on the trading market at the time of sale of the shares. We or the Sales Agent may suspend the offering of our Common Shares upon proper notice and subject to certain other conditions.

The Sales Agent will provide written confirmation to us following the close of trading on the NYSE American following each day on which our Common Shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on the day, the aggregate gross sales proceeds, the net proceeds to us and the compensation payable by us to the Sales Agent with respect to the sales.

The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Common Shares on our behalf pursuant to the Sales Agreement. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for its reasonable out-of-pocket expenses (including reasonable legal fees and expenses incurred in connection with entering into the transactions contemplated by the Sales Agreement) in an amount not to exceed $50,000 in the aggregate, and up to an additional $5,000 per fiscal quarter (and in no event more than $20,000 per fiscal year) for maintenance; provided such quarterly maintenance amount is only payable in the event we conduct bring-down activities to maintain the “at the market offering” facility during the relevant quarter. We will report at least quarterly the number of Common Shares sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of the Common Shares.

Settlement for sales of our Common Shares will occur on the first business day following the date on which any sales are made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of our Common Shares on our behalf, the Sales Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act and the Exchange Act.

We estimate that the total expenses of the offering payable by us, excluding commissions and reimbursements payable to the Sales Agent under the Sales Agreement, will be approximately $190,000.

The offering of our Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all of our Common Shares provided for in this prospectus, or (2) the termination of the Sales Agreement. The Sales Agreement will automatically terminate upon the issuance and sale of all of the Common Shares pursuant to the Sales Agreement and may be terminated by us at any time in our sole discretion by giving two (2) days’ written notice to the Sales Agent, or by the Sales Agent at any time in its sole discretion by giving two (2) days’ written notice to us with respect to the Sales Agent’s participation in the offering. The Sales Agreement will remain in full force and effect until the Sales Agreement is terminated in accordance with the terms thereof.

This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

The Sales Agent and their respective affiliates may in the future provide various investment banking and other financial services for us for which services they may in the future receive customary fees. The principal business address of A.G.P. is 590 Madison Avenue, 28th Floor, New York, New York 10119.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Blank Rome LLP, New York, New York. Certain matters of Maryland law will be passed upon for us by Gordon Feinblatt LLC, Baltimore, Maryland and certain tax matters will be passed upon for us by Neuberger Quinn Gielen Rubin Gibber P.A., Baltimore. Maryland. Duane Morris LLP, New York, New York, is acting as counsel to the Sales Agent in this offering.

EXPERTS

The consolidated financial statements of Power REIT incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about Power REIT is contained at our website, www.pwreit.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36312. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 29, 2024;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on October 31, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024, filed with the SEC on August 7, 2024 and our Quarterly Report on Form 10-Q/A (Amendment No. 1) for the fiscal quarter ended June 30, 2024, filed with the SEC on September 24, 2024;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 10, 2024;

●	Our Current Reports on Form 8-K filed with the SEC on January 9, 2024, January 31, 2024, August 16, 2024, September 4, 2024, September 24, 2024, September 26, 2024 (other than as indicated therein), September 26, 2024 and January 24, 2025;

●	Our Definitive Proxy Statement on Schedule 14A filed on August 30, 2024; and

●	The description of our Common Shares set forth in: (i) our registration statement on Form 8-A filed with the SEC on February 11, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 24, 2021.

We also incorporate by reference into this prospectus all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-36312) after (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Information in such future filings updates and supplements the information provided in this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Power REIT

301 Winding Road

Old Bethpage, New York 11804

(212) 750-0371

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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Up to $2,100,000 of

Common Shares

Prospectus

A.G.P.

         , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by Power REIT (the “Registrant”), in connection with the offering of the securities pursuant to this registration statement. As noted in footnote (1) below, all of the amounts will be estimates based on the number and amount of securities issued and sold, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$7,655
FINRA filing fee	8,000
Transfer agent and registrar expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Printing and engraving expenses	(1)
Miscellaneous	(1)
Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees, officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active or deliberate dishonesty established in a judgment or other final adjudication to be material to the cause of action. Our declaration of trust contains a provision that limits the liability of our trustees and officers to the maximum extent permitted by Maryland law.

The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law (the “MGCL”) for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was a result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or if the director or officer is adjudged to be liable to the corporation nor may a director be indemnified in circumstances in which the director is found liable for an improper personal benefit. In accordance with the MGCL and our By-laws, our By-laws require us, as a condition to the advancement of expenses, to obtain (a) a written affirmation by the trustee or officer of his good-faith belief that he has met the standard of conduct necessary for indemnification and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

Power REIT’s declaration of trust provides that it shall indemnify, to the maximum extent permitted by Maryland law in effect from time to time, any individual who is a present or former trustee or officer (including any individual who, at our request, serves or has served as an officer, partner, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise) from and against any claim or liability to which such person may become subject by reason of service in such capacity. Power REIT has the authority, with the approval of its Board of Trustees, to provide indemnification and advancement of expenses to a present or former trustee or officer who served a predecessor of Power REIT in any of the capacities described above and to any employee or agent of Power REIT or a predecessor of Power REIT. Maryland law requires Power REIT to indemnify a trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity.

Power REIT maintains a directors’ and officers’ liability insurance policy which provides for the payment of certain losses of the trustees and officers of Power REIT and its subsidiaries (other than in the case of matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as trustees or officers of Power REIT and/or its subsidiaries, as the case may be.

Item 16. Exhibits.

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which immediately precedes the Signature Page and which Exhibit Index is hereby incorporated by reference.

II-1

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement, dated January 24, 2025, by and between Power REIT and A.G.P./Alliance Global Partners, incorporated herein by reference to Exhibit 1.1 to the Current Report on Form 8-K (File No. 001-36312) filed with the Securities and Exchange Commission on January 24, 2025.

1.2**	Form of Underwriting Agreement

3.1	Declaration of Trust of Power REIT, dated August 25, 2011, as amended and restated November 28, 2011 and as supplemented effective February 12, 2014, incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K (File No. 000-54560) filed with the Securities and Exchange Commission as of April 1, 2014.

3.2	Bylaws of Power REIT, dated October 20, 2011, incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-4 (File No. 333-177802) filed with the Securities and Exchange Commission as of November 8, 2011.

3.3	Articles Supplementary 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock Liquidation Preference $25.00 Per Share, incorporated herein by reference to Exhibit 3.3 to the Registrants Form 8-A12B (File No. 001-36312) filed with the Commission as of February 11, 2014.

4.1	Description of Capital Stock, incorporated herein by reference to Exhibit 4.1 to the Annual Report on Form 10-K (File No. 000-36312) filed with the Securities and Exchange Commission as of March 24, 2021.

4.2†	Power REIT 2020 Equity Incentive Plan incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36312) filed with the Commission on May 29, 2020.

4.3†	Power REIT 2012 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 000-54560) filed with the Securities and Exchange Commission as of March 29, 2013.

4.4*	Form of Indenture

4.5**	Form of Debt Securities

4.6**	Form of Common Shares Warrant Agreement and Warrant Certificate

4.7**	Form of Preferred Stock Warrant Agreement and Warrant Certificate

4.8**	Form of Debt Securities Warrant Agreement and Warrant Certificate

4.9**	Form of Unit Agreement

5.1(a)*	Opinion of Gordon Feinblatt LLC

5.1(b)*	Opinion of Blank Rome LLP

8.1*	Tax Opinion of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A.

23.1*	Consent of MaloneBailey, LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Gordon Feinblatt LLC (included in Exhibit 5.1(a))

23.3*	Consent of Blank Rome LLP (included in Exhibit 5.1(b))

23.4*	Consent of Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. (included in Exhibit 8.1)

24.1*	Power of Attorney (included on the signature page)

25.1***	Statement of Eligibility of Trustee under the Indenture

107*	Calculation of Filing Fee Table

101.INS	Inline XBRL Instance Document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.
**	To be filed, if applicable, by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
***	To be filed separately, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 as amended, and the appropriate rules and regulations thereunder.
†	Indicates management contract or compensatory plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bethpage, New York, on the 24th day of January, 2025.

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	Chairman, CEO, CFO, Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David H. Lesser as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David H. Lesser	Trustee and Chairman of the Board of Trustees, CEO,	January 24, 2025
David H. Lesser	CFO, Secretary and Treasurer

/s/ Susan Hollander	Chief Accounting Officer	January 24, 2025
Susan Hollander

/s/ William S. Susman	Trustee	January 24, 2025
William S. Susman

/s/ Patrick R. Haynes, III	Trustee	January 24, 2025
Patrick R. Haynes, III

/s/ Dionisio D’Aguilar	Trustee	January 24, 2025
Dionisio D’Aguilar

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